                            AESOP FUNDING II L.L.C.,

                                   as Issuer


                                      and

                         HARRIS TRUST AND SAVINGS BANK,

                                   as Trustee

                           -------------------------


                            SERIES 1997-2 SUPPLEMENT

                           dated as of July 30, 1997

                                       to

                      AMENDED AND RESTATED BASE INDENTURE

                           dated as of July 30, 1997


                           -------------------------


                 Rental Car Asset Backed Variable Funding Notes

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
PRELIMINARY STATEMENT.....................................................  1

                                    DESIGNATION...........................  1

                                ARTICLE I

                                    DEFINITIONS...........................  2

                                ARTICLE II

           INITIAL ISSUANCE AND INCREASES AND DECREASES OF
                       PRINCIPAL AMOUNT SERIES 1997-2 NOTES.............   37


Section 2.1    Procedure for Increasing the Series
               1997-2 Invested Amount......................................37
Section 2.2    Procedure for Decreasing the Series
               1997-2 Invested Amount......................................41

                      ARTICLE III

                             SERIES 1997-2 ALLOCATIONS...................  42

Section 3.1    Establishment of Series 1997-2
               Collection Account and Series
               1997-2 Accrued Interest Account...........................  42
Section 3.2    Allocations with Respect to
               the Series 1997-2 Notes...................................  42
Section 3.3    Payments To Noteholders...................................  45
Section 3.4    Payment of Note Interest..................................  47
Section 3.5    Payment of Note Principal.................................  47
Section 3.6    The Administrator's Failure to Instruct
               the Trustee to Make a Deposit or
               Payment...................................................  49
Section 3.7    Credit Demand on Series 1997-2
               Letter of Credit..........................................  49
Section 3.8    Series 1997-2 Cash Collateral
               Account; Exit Loan Funding Account........................  50
Section 3.9    [RESERVED]
Section 3.10   Series 1997-2 Distribution Account..........................52
Section 3.11   [RESERVED]
Section 3.12   Subrogation of Series 1997-2 Enhancement
               Provider....................................................55

                                                                         Page
                                                                         ----



                       ARTICLE IV

                                AMORTIZATION EVENTS......................  55

                       ARTICLE V

                       RIGHT TO WAIVE PURCHASE RESTRICTIONS.............   56

                       ARTICLE VI

                            FORM OF SERIES 1997-2 NOTES..................  59

                      ARTICLE VII

                                      GENERAL............................  59

Section 7.1    [RESERVED]
Section 7.2    Information.................................................59
Section 7.3    [RESERVED]..................................................59
Section 7.4    Exhibits....................................................60
Section 7.5    Ratification of Base Indenture..............................60
Section 7.6    Counterparts................................................60
Section 7.7    Governing Law...............................................60
Section 7.8    Amendments..................................................60
Section 7.9    Discharge of Indenture......................................60
Section 7.10   Notice to Rating Agencies...................................61
Section 7.11   Series 1997-2 Letter of Credit..............................61
Section 7.12   Series 1997-2 Required Non-Program
               Enhancement Percentage......................................60

Exhibit A:  Form of Variable Funding Note
Exhibit B:  Form of Consent

                  SERIES 1997-2 SUPPLEMENT, dated as of July 30, 1997 (this "Supplement") between AESOP FUNDING II L.L.C., a special purpose limited liability company established under the laws of Delaware ("AFC-II") and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the "Trustee"), to the Amended and Restated Base Indenture, dated as of July 30, 1997, between AFC-II and the Trustee (as amended, modified or supplemented from time to time, exclusive of Supplements creating a new Series of Notes, the "Base Indenture").

                             PRELIMINARY STATEMENT

                  WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that AFC-II and the Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes.

                  NOW, THEREFORE, the parties hereto agree as follows:

                                  DESIGNATION

                  There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Supplement and such Series of Notes shall be designated generally as Floating Rate Rental Car Asset Backed Variable Funding Notes, Series 1997-2.

                  The proceeds from the sale of the Series 1997-2 Notes (as defined herein) and the proceeds from any Increase (as defined herein) shall be deposited in the Collection Account and shall be paid to AFC-II and used to make Loans under the Loan Agreements to the extent that the Borrowers have requested Loans thereunder and Eligible Vehicles are available to acquire or refinance thereunder on the date hereof. Any proceeds not so used to make Loans shall be deemed to be Principal Collections.

                  The Series 1997-2 Notes are a non-Segregated Series of Notes (as more fully described in the Base Indenture). Accordingly, all references in this Supplement to "all" Series of Notes (and all references in this

Supplement to terms defined in the Base Indenture that contain references to "all" Series of Notes) shall refer to all Series of Notes other than Segregated Series of Notes.


                                   ARTICLE I

                                  DEFINITIONS

                  (a) All capitalized terms not otherwise defined herein are defined in the Definitions List attached to the Base Indenture as Schedule 1 thereto. All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 1997-2 Notes and not to any other Series of Notes issued by AFC-II. All references herein and in any CP Program Document to the "Series 1997-2 Supplement" shall mean the Base Indenture, as supplemented hereby.

                  (b) The following words and phrases shall have the following meanings with respect to the Series 1997-2 Notes and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

                  "1996 Liquidity Agreement" means the Liquidity Agreement, dated as of May 1, 1996, among AFC, certain financial institutions, as the liquidity lenders thereunder, and Bank of America National Trust and Savings Association, as the liquidity agent for the liquidity lenders thereunder.

                  "Accounts" is defined in Section 5.1 of the Collateral Agreement.

                  "Administrative Agent" means The Chase Manhattan Bank, as agent for the Liquidity Lenders, or such other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to
Section 10.4 of the Liquidity Agreement.

                  "AFC Agreements" means the Collateral Agreement, the Liquidity Agreement and any other CP Program Document to which AFC is a party.

                  "AFC Management Agreement" means the Amended and Restated Management Agreement, dated as of July 30, 1997, between the Manager and AFC.

                  "AFC Management Fee" is defined in Section 2 of the AFC Management Agreement.

                  "AFC Obligations" is defined in Section 2.1 of the Collateral Agreement.

                  "AFC Reimbursement Share" is defined in Section 5.7(d) of the Collateral Agreement.

                  "Affected Liquidity Lender" is defined in clause (a) of
Section 5.9 of the Liquidity Agreement.

                  "Affiliate" means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

                  "Aggregate Face Amount" means, on any date, with respect to Commercial Paper Notes issued at a discount, the aggregate face amount of all such Commercial Paper Notes Outstanding on such date and, with respect to interest bearing Commercial Paper Notes, the aggregate face amount of all such Commercial Paper Notes Outstanding on such date plus the accrued and unpaid interest thereon and interest that will accrue prior to maturity.

                  "Aggregate Liquidity Commitment" means, as of any date of determination, the sum of the Liquidity Lenders' Liquidity Commitments on such date.

                  "Aggregate Outstandings" means, as of any date, the sum of
(i) the aggregate principal amount of and accrued interest on all Liquidity Advances Outstanding on such date, (ii) the aggregate principal amount of and accrued interest on LOC Liquidity Disbursements Outstanding on such date and
(iii) the Aggregate Face Amount of Commercial Paper Notes Outstanding on such date, net of any amounts on deposit on such date in the Collateral Account and/or the Commercial Paper Account, set aside for the repayment of the principal of Liquidity Advances, LOC Liquidity Disbursements or Commercial Paper Notes.

                  "Applicable Law" means all applicable provisions of all (a) constitutions, statutes, treaties, rules, regulations and orders of governmental bodies, (b) governmental approvals and (c) orders, decisions, judgments and decrees of all courts and arbitrators.

                  "Assigned Collateral" is defined in Section 4.1 of the Collateral Agreement.

                  "Assignee Lender" is defined in Section 11.11.1 of the Liquidity Agreement.

                  "Authorized Officer" means as to AFC, those officers, employees and agents of AFC whose signatures and incumbency shall have been certified to the Administrative Agent and the Liquidity Lenders pursuant to
Section 6.1.1 of the Liquidity Agreement or in such other certificates as may be delivered by AFC to the Administrative Agent from time to time as duly authorized to execute and deliver the Liquidity Agreement, and any other Liquidity Document and any instruments or documents in connection therewith on behalf of AFC and to take, from time to time, all other actions on behalf of AFC in connection therewith.

                  "Authorized Representatives" is defined in Section 2 of the Depositary Agreement.

                  "Authorized Signatories" is defined in Section 2 of the Depositary Agreement.

                  "Base Rate" means, for any day, a rate per annum equal to the higher of

                  (a) the Prime Rate in effect on such day; and

                  (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% per annum.

Changes in the rate of interest on that portion of any Liquidity Advance maintained as Base Rate Advances will take effect simultaneously with each change in the Base

Rate. The Administrative Agent will give notice promptly to AFC and the Liquidity Lenders of changes in the Base Rate.

                  "Base Rate Advance" means a Liquidity Advance under the Liquidity Agreement bearing interest at a fluctuating rate determined by reference to the Base Rate.

                  "Book Entry CP Holder" is defined in Section 6(e) of the Depositary Agreement.

                  "Book Entry CP Notes" is defined in Section 6(a) of the Depositary Agreement.

                  "Book Entry Procedures" is defined in Section 6(a) of the Depositary Agreement.

                  "Borrowing" means the Liquidity Advances of the same type and, in the case of LIBOR Advances, having the same Liquidity Advance Interest Period, and either (i) made by all Liquidity Lenders on the same Business Day pursuant to the same Borrowing Request in accordance with Sections 3.1.1 or
3.1.2 of the Liquidity Agreement or (ii) made by the Swing Line Lender pursuant to a Borrowing Request in accordance with Section 3.1.3 of the Liquidity Agreement.

                  "Borrowing Request" means a request and certificate for Liquidity Advances, substantially in the form of Exhibit C to the Liquidity Agreement.

                  "Business Day" means, with respect to the CP Program
Documents,

                  (a) any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York or Chicago, Illinois; and

                  (b) relative to the making, continuing prepaying or repaying of LIBOR Advances, any day on which dealings in Dollars are carried on in the London interbank market.

                  "Certificate of Credit Demand" means a certificate in the form of Annex A to the Series 1997-2 Letter of Credit.

                  "Certificate of Liquidity Demand" means a certificate in the form of Annex B to the Series 1997-2 Letter of Credit.

                  "Certificate of Termination Demand" means a certificate in the form of Annex C to the Series 1997-2 Letter of Credit.

                  "Closing Date Certificate" means a certificate, substantially in the form of Exhibit G to the Liquidity Agreement, duly completed and executed by an Authorized Officer of AFC, addressed to the Liquidity Lenders, the Administrative Agent and the Series 1997-2 Enhancement
Provider.

                  "Collateral Account" is defined in Section 5.1 of the Collateral Agreement.

                  "Collateral Agent" means The Chase Manhattan Bank, in its capacity as collateral agent under the Collateral Agreement, and any successor thereto.

                  "Collateral Agreement" means the Collateral Agreement, dated as of July 30, 1997, among AFC, the Collateral Agent, the LOC Agent, the Administrative Agent and the Depositary, substantially in the form of Exhibit H to the Liquidity Agreement, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof and of the Liquidity Agreement.

                  "Commercial Paper Account" is defined in clause (a) of
Section 2.4 of the Liquidity Agreement.

                  "Commercial Paper Deficit" is defined in Section 3.6.2 of the Liquidity Agreement.

                  "Commercial Paper Notes" means the promissory notes of AFC issued by AFC in the commercial paper market pursuant to the Depositary Agreement.

                  "Commitment Fee" is defined in Section 4.5 of the Liquidity Agreement.

                  "Consent" has the meaning specified in Article 5 of this Supplement.

                  "Consent Period Expiration Date" has the meaning specified in
Article 5 of this Supplement.

                  "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate, duly executed by an Authorized Officer of AFC, substantially in the form of Exhibit D to the Liquidity Agreement.

                  "Conversion" shall have the meaning set forth in Section 5.8 of the Collateral Agreement.

                  "CP Amortization Commencement Date" means the earlier to occur of (a) the occurrence of an Amortization Event described in Section 9.1.7 or 9.1.12 of the Liquidity Agreement with respect to AFC, (b) an Event of Bankruptcy with respect to ARC or ARAC or (c) the date of declaration of the commencement of the CP Amortization Period by written notice to AFC pursuant to
Section 9.2 of the Liquidity Agreement.

                  "CP Amortization Event" is defined in Section 9.1 of the Liquidity Agreement.

                  "CP Amortization Period" means the period commencing on the CP Amortization Commencement Date and ending on the date Liquidity Commitments have been terminated and all amounts due and payable to the Administrative Agent, the Liquidity Lenders, the Series 1997-2 Enhancement Provider (with respect to Disbursements and other amounts payable by AFC under the Collateral Agreement) and the CP Holders with respect to the Commercial Paper Notes have been paid in full.

                  "CP Borrowing Base" means, as of any date, an amount equal to
(a) the sum of (i) the Series 1997-2 Invested Amount as of such date, (ii) in the case of all principal amounts of Series 1997-2 Notes funded by Commercial Paper Notes, interest accrued on such Series 1997-2 Notes as of such date and interest that will accrue on such Series 1997-2 Notes through the maturity date of the Commercial Paper Notes issued to fund such Series 1997-2 Notes, (iii) in the case of all such other Series 1997-2 Notes, interest accrued on such Series 1997-2 Notes as of such date and (iv) the outstanding principal amount of Eligible Investments and cash (other than amounts on deposit on such date in the Collateral Account set aside for repayment of the principal of, or interest on, Liquidity Advances, LOC Liquidity Disbursements or Commercial Paper Notes) then held by the Collateral Agent in the Collateral Account, minus
(b) any CP Borrowing Base Decline with respect to such date.

                  "CP Borrowing Base Decline" means, as of any date, the aggregate amount of the Series 1997-2 Lease Payment Deficit for such date (if such date is a Distribution Date) and all prior Series 1997-2 Lease Payment Deficits, which have not been reimbursed by (x) a draw under the Series 1997-2 Letter of Credit, the Exit Loan Funding Account, the Series 1997-2 Cash Collateral Account or the Collection Account or (y) a payment by a Lessee under the applicable Lease and a corresponding payment by AESOP Leasing or AESOP Leasing II under the applicable Loan Agreement.

                  "CP Borrowing Base Deficiency" means, with respect to any date of determination, the amount by which the Aggregate Outstandings on such date exceeds the CP Borrowing Base on such date.

                  "CP Deposited Funds" is defined in Section 5.1 of the Collateral Agreement.

                  "CP Holder" means the holder from time to time of any Commercial Paper Note.

                  "CP Issuer" means AFC, in its capacity as the issuer under the Depositary Agreement.

                  "CP Program Documents" means, collectively, the Liquidity Documents, the Series 1997-2 Letter of Credit, the Series 1997-2 Credit Agreement, the Collateral Agreement, the Depositary Agreement, the Dealer Agreement, the AFC Management Agreement, the Fee Letter and any agreements relating to the issuance or purchase of the Series 1997-2 Notes.

                  "CP Rating Agency Condition" means, with respect any action, that each Rating Agency shall have notified AFC, ARAC, the Administrative Agent and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of the Commercial Paper Notes with respect to which it is a Rating Agency.

                  "CP Secured Parties" is defined in Section 4.1 of the Collateral Agreement.

                  "Dealer Agreement" means the Placement Agency Agreement, dated as of July 30, 1997, among Chase Securities Inc., Lehman Brothers Inc., NationsBanc Capital Markets, Inc., ARAC, ARC and AFC, substantially in the form of Exhibit J to the Liquidity Agreement, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, and any other placement agency agreement in form and substance substantially similar thereto with any other dealer of Commercial Paper Notes engaged by AFC.

                  "Dealers" means Chase Securities Inc., a Delaware corporation, Lehman Brothers Inc., a Delaware corporation, and NationsBanc Capital Markets, Inc., a Delaware corporation, or any other dealer of Commercial Paper Notes engaged by AFC from time to time, for so long as such Person is so engaged by AFC.

                  "Decreases" has the meaning specified in Section 2.2 of this Supplement.

                  "Deficiency Amount" has the meaning specified in Section 3.3(a) of this Supplement.

                  "Depositary" means The Chase Manhattan Bank, or such other banking institution as AFC shall appoint, with the prior written consent of the Required Secured Parties (which consent shall not be unreasonably withheld or delayed), as issuing and paying agent for Commercial Paper Notes under the Depositary Agreement and as agent for the holders of the Commercial Paper Notes.

                  "Depositary Agreement" means the Amended and Restated Depositary Agreement, dated as of July 30, 1997, between AFC and the Depositary, as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

                  "Deposited Funds" means all funds on deposit in the Collection Account.

                  "Designated Amounts" has the meaning specified in Article 5 of this Supplement.

                  "Disbursement" shall mean any LOC Liquidity Disbursement, any LOC Credit Disbursement or any LOC Termination Disbursement, or other disbursement by the Series 1997-2 Enhancement Providers under the Series 1997-2 Letter of Credit, or any combination thereof, as the context may require.

                  "Eligible Investments" means investments payable in Dollars issued by an entity located in the United States which are:

                  (a) Government Obligations;

                  (b) Participation certificates (excluding strip mortgage securities which are purchased at prices exceeding their principal amounts) and senior debt obligations, in each case rated Aaa by Moody's and AAA by S&P, of the Federal Home Loan Mortgage Corporation, consolidated system wide bonds and notes of the Farm Credit System, senior debt obligations and mortgage-backed securities (excluding stripped mortgage securities which are purchased at prices exceeding their principal amounts) of the Federal National Mortgage Association, senior debt obligations (excluding securities that have no fixed value and/or whose terms do not promise a fixed dollar amount at maturity or call date) of the Student Loan Marketing Association and debt obligations of the Resolution Funding Corp. (collectively, "Agency Obligations");

                  (c) [RESERVED]

                  (d) Commercial paper maturing in not more that three hundred sixty-five (365) days and having ratings from S&P and Moody's of A-1 and P-1, respectively;

                  (e) Deposits, federal funds or bankers acceptances (maturing in not more that three hundred sixty-five (365) days) of any domestic bank (including a branch office of a foreign bank which branch office is located in the United States, provided that the Collateral Agent shall have received a legal opinion or opinions to the effect that full timely payment of such deposit or similar obligation is enforceable against the principal office or any branch of such bank), which:

                           (i) has an unsecured, uninsured and unguaranteed
                  obligation which has ratings from S&P and Moody's of A-1 and P-1, respectively, or

                           (ii) is the lead bank, meeting the rating
                  requirements in (i) above, of a parent bank holding company with an uninsured, unsecured and unguaranteed obligation;

                  (f) Deposits of any bank or savings and loan association having a guaranteed short-term debt rating of P-1 by Moody's and A-1 by S&P which has combined capital, surplus and undivided profits of not less than $10 million, provided such deposits are fully insured by the Federal Deposit Insurance Corporation, the Banking Insurance Fund or the Savings Association Insurance Fund;

                  (g) Investments in a money-market fund which may be a 12b-1 fund as registered under the Investment Company Act and is rated at least AAm or AAm-G by S&P and Aaa by Moody's;

                  (h) Repurchase agreements with a term of six (6) months or less with a counterparty having short-term, unsecured debt rated at least A-1 by S&P and P-1 by Moody's;

                  (i) Repurchase agreements collateralized by Government Obligations or Agency Obligations (the "Collateral Securities") entered into with any registered broker-dealer which is under the jurisdiction of the Securities Investors Protection Corp. or any commercial bank, if such broker-dealer or bank has uninsured, unsecured and unguaranteed debt rated at least A-1 by S&P and P-1 by Moody's, provided that:

                           (A)      a master repurchase agreement or
                                    other specific written repurchase
                                    agreement governs the transaction;

                           (B) the Collateral Securities are held free and clear of any other lien by the Collateral Agent or an independent third party acting solely as agent for the Collateral Agent, provided that any such third party
                                    (A) is (1) a Federal Reserve bank, (2) a bank which is a member of the Federal Deposit Insurance Corporation and which has combined capital, surplus and undivided profits of not less that $25 million, or
                                    (3) a bank approved in writing for such
                                    purpose by the Required Secured Parties, and (B) certifies in writing to the Collateral Agent (or delivers to the Collateral Agent a written opinion of counsel to such third party) that such third party holds the Collateral Securities free and clear of any lien, as agent for the Collateral Agent;

                           (C) a perfected first security interest under the Uniform Commercial Code is created in, or book entry procedures prescribed at 31 C.F.R. 306.1 et seq. or 31 C.F.R. 350.0 et seq. are followed with respect to, the
                                    Collateral Securities for the benefit of the Collateral Agent;

                           (D) such repurchase agreement has a term of thirty (30) days or less, or the Collateral Agent will value the Collateral
                                    Securities no less frequently than monthly and will liquidate the Collateral Securities if any deficiency in the required collateral percentage is not restored within two (2) business days of such valuation;

                           (E) such repurchase agreement matures (or permits the Collateral Agent to withdraw all or any portion of the invested funds) at least ten (10) days

                                    (or other appropriate liquidation period) prior to each Payment Date;

                           (F) the fair market value of the Collateral Securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least one hundred and three percent (103%); and

                           (G) the Collateral Agent obtains an opin-ion of counsel to such broker-dealer or bank to the effect that such re-purchase agreement is a legal, valid, binding and enforceable agreement of such broker-dealer or bank (and, in the case of a bank which is a branch of a foreign bank, of such foreign bank) in accordance with its terms;
                                    and

                  (j) Other investment instruments approved in writing by the Required Secured Parties, offered by financial institutions that have a combined capital and surplus and undivided profits of not less than $250,000,000 and the inclusion of which satisfy the Rating Agency Condition and the CP Rating Agency Condition.

                  "Eligible Liquidity Lender" means (a) a commercial bank having total assets in excess of $500,000,000, (b) a finance company, insurance company or other financial institution that in the ordinary course of business enters into transactions of a type similar to that entered into by the Liquidity Lenders under the Liquidity Agreement and has total assets in excess of $200,000,000, and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA and (c) any other financial institution satisfactory to AFC and the Administrative Agent, in each case having a short-term rating or an equivalent long-term debt rating from S&P and Moody's at least equal to the then current rating of the Commercial Paper Notes, but in any event not less than a rating of A-1 by S&P and P-1 by Moody's; provided, however, that any Person who does not have either a short-term rating from S&P or Moody's shall be deemed to have the required rating set forth above if such Rating Agency confirms in writing that such Person, if its short-term debt obligations were rated, would be assigned such required rating.

                  "Excess Collections" has the meaning specified in Section 3.3(b) of this Supplement.

                  "Exit Loan" has the meaning specified in the Series 1997-2 Credit Agreement.

                  "Exit Loan Funding Account" has the meaning specified in
Section 5.11 of the Collateral Agreement.

                  "Expiry Date" shall mean, with respect to any Liquidity Lender, the later of (i) the Business Day immediately preceding the first anniversary of the Series 1997-2 Closing Date, and (ii) such later date which is agreed by such Liquidity Lender and AFC to be the Expiry Date for such Liquidity Lender.

                  "Expiry Date Liquidity Advance" means a Liquidity Advance made by a Liquidity Lender on the Expiry Date with respect to such Liquidity Lender pursuant to Section 3.6.4 of the Liquidity Agreement.

                  "Extension Request" means an Extension Request substantially in the form of Exhibit E to the Liquidity Agreement.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means the fee letter, dated as of July 30, 1997, from AFC, addressed to, and acknowledged and agreed to by, the Collateral Agent.

                  "Financial Officer" means, with respect to any corporation, the chief financial officer, vice-presidentfinance, principal accounting officer, controller or treasurer of such corporation.

                  "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                  "Government Obligations" means direct obligations of, or obligations the timely payment of principal of and interest on which is fully and unconditionally guaranteed by, the United States of America and U.S. Treasury REFCORPS.

                  "Increases" has the meaning specified in Section 2.1(a) of this Supplement.

                  "Initial Aggregate Liquidity Commitment" means the amount of the Aggregate Liquidity Commitment as of the Series 1997-2 Closing Date.

                  "LIBOR" means, with respect to any LIBOR Advance for any Liquidity Advance Interest Period, the rate appearing on Telerate Page 3750 at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Liquidity Advance Interest Period, as the rate for dollar deposits with a maturity comparable to such Liquidity Advance Interest Period. In the event that such rate is not available at such time for any reason, then "LIBOR" with respect to such LIBOR Advance for such Liquidity Advance Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Liquidity Advance Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Liquidity Advance Interest Period.

                  "LIBOR Advance" means a Liquidity Advance under the Liquidity Agreement bearing interest, at all times during the Liquidity Advance Interest Period applicable thereto at a fixed rate of interest determined by refer-ence to LIBOR.

                  "Limited CP Amortization Event" is defined in Section 9.3 of the Liquidity Agreement.

                  "Liquidity Advance" means any Revolving Advance, any Refunding Advance, any Expiry Date Liquidity Advance or any Swing Line Advance, or any combination thereof, as the context may require.

                  "Liquidity Advance Interest Period" means with respect to any LIBOR Advance, a one-week (only in the case of Swing Line Advances), or a one-,two-, three- or six-month period commencing on the date of such LIBOR Advance, as selected by AFC in its Borrowing Request; provided, however, that if any such period would otherwise end on a day which is not a Business Day, the Liquidity Advance Interest Period shall instead end on the next succeeding Business Day; and provided, further, that if such extension would cause the last day of such Liquidity Advance Interest Period to occur in the next following calendar month, the last day of such Liquidity Advance Interest Period shall occur on the next preceding Business Day.

                  "Liquidity Advance Notes" means, with respect to any Liquidity Lender, the Revolving Note and the Refunding Note issued to such Liquidity Lender by AFC.

                  "Liquidity Agreement" means the Liquidity Agreement, dated as of July 30, 1997, among AFC, the Liquidity Lenders and the Administrative Agent, as such agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "Liquidity Commitment" means, as to any Liquidity Lender, the amount set forth on Schedule I of the Liquidity Agreement for such Liquidity Lender as its Liquidity Commitment or set forth in its Liquidity Lender Assignment, as such amount may be increased or decreased from time to time pursuant to Section 3.3, 3.4, 5.9 or 11.11.1 of the Liquidity Agreement.

                  "Liquidity Commitment Agreement" means a Liquidity Commitment Agreement substantially in the form of Exhibit K to the Liquidity Agreement.

                  "Liquidity Commitment Termination Date" means the earlier to occur of

                  (a) the date on which the Aggregate Liquidity Commitment has been terminated in full or reduced to zero pursuant to Section 3.3 or
         9.2 of the Liquidity Agreement; and

                  (b) the Scheduled Liquidity Commitment Termination Date.

                  "Liquidity Deficiency" is defined in the Certificate of Liquidity Demand.

                  "Liquidity Demand" means a demand for an LOC Liquidity Disbursement under the Series 1997-2 Letter of Credit pursuant to a Certificate of Liquidity Demand.

                  "Liquidity Documents" means the Liquidity Agreement, the Liquidity Advance Notes, any Borrowing Request, any Continuation/Conversion Notice, any Liquidity Commitment Agreement, any Liquidity Lender Assignment, the Closing Date Certificate, and each other agreement, instrument, certificate or other document delivered in connection therewith.

                  "Liquidity Lender Assignment" means a Liquidity Lender Assignment substantially in the form of Exhibit F to the Liquidity Agreement.

                  "Liquidity Lenders" is defined in the preamble of the Liquidity Agreement, and, unless otherwise indicated, shall include any Liquidity Lender acting in the capacity of Swing Line Lender.

                  "Liquidity Participant" is defined in Section 11.11.2 of the Liquidity Agreement.

                  "LOC Agent" means The Chase Manhattan Bank, as agent for the LOC Lenders party to the Series 1997-2 Credit Agreement, or such other Person as shall have subsequently been appointed as the successor LOC Agent pursuant to Article X of the Series 1997-2 Credit Agreement.

                  "LOC Credit Disbursement" means an amount drawn under the Series 1997-2 Letter of Credit pursuant to a Certificate of Credit Demand.

                  "LOC Lender" means a lender under the Series 1997-2 Credit Agreement.

                  "LOC Liquidity Disbursement" means an amount drawn under the Series 1997-2 Letter of Credit pursuant to a Certificate of Liquidity Demand.

                  "LOC Termination Disbursement" means an amount drawn under the Series 1997-2 Letter of Credit pursuant to a Certificate of Termination Demand.

                  "Majority Banks" means, at any time, Liquidity Lenders holding, in the aggregate, Liquidity Commitments equaling or exceeding 66-2/3 of the Aggregate Liquidity Commitment; provided, however, that any Liquidity Lender that has defaulted in making a Liquidity Advance, shall (if such default is then continuing) be considered to have a Liquidity Commitment equal to its unreimbursed Liquidity Advances; provided, further, that the Liquidity Commitment of any Liquidity Lender whose Liquidity Commitment has been drawn, terminated and not repaid shall equal the unpaid or unreimbursed balance of its Liquidity Advances.

                  "Management Agreements" mean the AESOP I Management Agreement, the AESOP II Management Agreement, the Original AESOP Management Agreement, the AFC Management Agreement and the AFC-II Management Agreement.

                  "Master Note" means the form of Commercial Paper Note attached to the Depositary Agreement as Exhibit E thereto.

                  "Non-Extending Liquidity Lender" is defined in clause (c) of
Section 3.5 of the Liquidity Agreement.

                  "Obligations" means all obligations monetary or otherwise, including fixed and contingent obligations, of AFC arising under or in connection with the Liquidity Agreement, the Liquidity Advance Notes, each other Liquidity Document and each CP Program Document, including without limitation, all costs and expenses payable by AFC pursuant to Sections 5.3, 5.4, 5.5, 5.6, 8.1.7 and 11.3 of the Liquidity Agreement; all costs and expenses payable pursuant to Section 9.5 of the Collateral Agreement; all fees of the Collateral Agent, the Dealers, and the Depositary and fees payable to the Rating Agencies; all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by AFC in connection with the administration, enforcement, waiver or amendment of any CP Program Documents; any indemnities payable by AFC under any of the CP Program Documents, including, without limitation, those indemnities payable pursuant to Section 11.4 of the Liquidity Agreement; any document, stamp, filing, recording, mortgage or other taxes (other than net income taxes of AFC) which may be payable in connection with the issuance of the Series 1997-2 Notes (including any Increases with respect thereto) or the execution, delivery, recording or filing of any instruments or documents provided for in or delivered or to be delivered under or in connection with the Series 1997-2 Supplement (including the Series 1997-2 Supplement itself).

                  "Offering Memorandum" means the offering memorandum of AFC used by AFC or the Dealers from time to time in connection with the offering and sale of the Commercial Paper Notes, as the same may be amended, supplemented or modified.

                  "Organic Document" means, with respect to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

                  "Outstanding" means with respect to Commercial Paper Notes, all Commercial Paper Notes issued at any time under the Depositary Agreement, except (a) Commercial Paper Notes which have been paid through the Depositary,
(b) matured Commercial Paper Notes which have not been presented for payment but funds for the payment of which are on deposit in the Commercial Paper Account established with respect thereto and are available for payment of such Commercial Paper Notes or (c) matured Commercial Paper Notes with respect to which a Borrowing Request has been honored but funds for the payment of which have not yet been deposited in the Commercial Paper Account, and (iii) with respect to Liquidity Advances and Disbursements, all Liquidity Advances or Disbursements made or deemed made by the Collateral Agent or the Liquidity Lenders or the Series 1997-2 Enhancement Provider, as the case may be, pursuant to the Liquidity Agreement or the Series 1997-2 Letter of Credit, respectively, and not repaid by AFC, except Liquidity Advances or Disbursements to be repaid from the proceeds of Commercial Paper Notes being issued on the date of such repayment.
                  "Overall Percentage" means, relative to any Liquidity Lender, a fraction (expressed as a percentage), the numerator of which is the Liquidity Commitment of such Person, and the denominator of which is the sum of the Aggregate Liquidity Commitment and the Series 1997-2 Aggregate Enhancement Commitment.

                  "Percentage" means, relative to any Liquidity Lender, a fraction (expressed as a percentage) obtained by dividing (i) the Liquidity Commitment of such Liquidity Lender by (ii) the Aggregate Liquidity Commitment.

                  "Plan" means any Single Employer Plan or any Multiple Employer Plan, or either of them, as the context may require.

                  "Potential CP Amortization Event" means any occurrence or event which, after notice or lapse of time or both, would constitute a CP Amortization Event.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Rating Agencies" means, with respect to the Series 1997-2 Notes, Standard & Poor's, Moody's and any other nationally recognized rating agency approved by the Administrative Agent, ARAC and the Required Secured Parties.

                  "Rating Downgrade" means, with respect to any Person, that the rating assigned to such Person's short-term unsecured debt securities or short-term deposits by any Rating Agency shall be lower than the rating then assigned by such Rating Agency to the Commercial Paper Notes, or in any event, a rating lower than A-1 by S&P or P-1 by Moody's.

                  "Refunding Advance" is defined in Section 3.1.2 of the Liquidity Agreement.

                  "Refunding Note" means, with respect to any Liquidity Lender, a promissory note issued to such Liquidity Lender by AFC, substantially in the form of Exhibit B to the Liquidity Agreement, evidencing the Refunding Advances by such Liquidity Lender to AFC, and all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                  "Regulatory Change" means any Applicable Law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement hereof, that becomes effective or is implemented or first required or expected to be complied with after the Series 1997-2 Closing Date, whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court, regulatory authority or monetary authority, or any other action or (ii) enacted, adopted, issued or proposed before or after the Series 1997-2 Closing Date, including any such that imposes, increases or modifies tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement but excluding any such that imposes, increases or modifies any income or franchise taxes imposed upon any Liquidity Lender by any jurisdiction (or any political subdivision thereof) in which such Liquidity Lender or any branch or office thereof which is providing liquidity support under the Liquidity Agreement.

                  "Rejected Program Vehicle" means any Program Vehicle rejected as ineligible for repurchase by the related Manufacturer (or sale by an authorized auction dealer) under its Manufacturer Program and sold to a third party (other than to such Manufacturer or an authorized auction dealer).

                  "Required Liquidity Providers" means, at any time, Liquidity Lenders holding, in the aggregate, Liquidity Commitments, such that the aggregate amount of such commitments equals or exceeds 66-2/3% of the Aggregate Liquidity Commitment; provided, however, that any Liquidity Lender that has defaulted in making a Liquidity Advance (if at such time such default is continuing), shall be considered to have a Liquidity Commitment equal to the unpaid or unreimbursed balance of its Liquidity Advances; and provided, further, that the Liquidity

Commitment of any Liquidity Lender whose commitment has been drawn, terminated and not repaid, shall equal the unpaid or unreimbursed balance of its Liquidity Advances.

                  "Required Secured Parties" means, the Required Liquidity Providers, except during the continuance of a CP Amortization Event or a Liquidation Event of Default, in which case "Required Secured Parties" means the Series 1997-2 Majority Enhancement Providers and the Majority Banks.

                  "Requisite Noteholders" means Noteholders holding 50% or more of the Series 1997-2 Invested Amount.

                  "Reserve Account Eligible Investments" means

         (a) Commercial paper maturing in not more than three hundred sixty-five (365) days and having ratings from S&P and Moody's of A-1 and P-1, respectively;

         (b) Deposits, federal funds or bankers acceptances (maturing in not more that three hundred sixty-five (365) days) of any domestic bank (including a branch office of a foreign bank which branch office is located in the United States, provided that the Collateral Agent shall have received a legal opinion or opinions to the effect that full timely payment of such deposit or similar obligation is enforceable against the principal office or any branch of such bank), which:

                  (i) has an unsecured, uninsured and unguaranteed obligation which has ratings from S&P and Moody's of A-1 and P-1, respectively, or

                  (ii) is the lead bank of a parent bank holding company with an uninsured, unsecured and unguaranteed obligation meeting the rating requirements in (i) above;

         (c) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of not less than $10 million, provided such deposits are fully insured by the Federal Deposit Insurance Corporation, the Banking

         Insurance Fund or the Savings Association Insurance Fund;

         (d) Investments in a money-market fund which may be a 12b-1 fund as registered under the Investment Company Act and is rated at least the equivalent of AAm or AAm-G by S&P and P-1 by Moody's;

         (e) Repurchase agreements with a term of six (6) months or less with any institution having long-term, unsecured debt rated at least the equivalent of A-1 by S&P and P-1 by Moody's; and

         (f) A guaranteed investment contract, which shall be an obligation of an insurance company or other corporation whose short-term, unsecured debt is rated at least the equivalent of A-1 by S&P and P-1 by Moody's; and

         (g) Other investment instruments approved in writing by the holders of the outstanding Preferred Stock, S&P and Moody's and offered by financial institutions that have a combined capital and surplus and undivided profits of not less than $250,000,000.

                  "Revolving Advance" is defined in Section 3.1.1 of the Liquidity Agreement.

                  "Revolving Advance Commitment Termination Date" means the earlier to occur of

                  (a)      the Liquidity Commitment Termination Date; and

                  (b)      the CP Amortization Commencement Date.

                  "Revolving Note" means, with respect to any Liquidity Lender, a promissory note issued to such Liquidity Lender by AFC, substantially in the form of Exhibit A to the Liquidity Agreement, evidencing Revolving Advances by such Liquidity Lender to AFC, and all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                  "Scheduled Liquidity Commitment Termination Date" means, on any date of determination, the latest

Expiry Date with respect to any Liquidity Lender then in effect.

                  "Scheduled Maturity Date" means, with respect to Liquidity Advances and LOC Liquidity Disbursements, the date six months after the applicable Expiry Date and the date six months after the Series 1997-2 Letter of Credit Expiration Date, respectively; provided, however, that after the occurrence of a CP Amortization Event, the Scheduled Maturity Date shall mean the date twenty-four (24) months after the CP Amortization Commencement Date.

                  "SEC" means the Securities and Exchange Commission, and any successor agency thereto.

                  "Series 1997-2 Account Surplus" means, as of any date of determination subsequent to the establishment and funding of the Exit Loan Funding Account or the Series 1997-2 Cash Collateral Account pursuant to
Section 3.8 of this Supplement, the amount, if any, by which the Series 1997-2 Letter of Credit Amount exceeds the Series 1997-2 Required Enhancement Amount.

                  "Series 1997-2 Accrued Interest Account" has the meaning specified in Section 3.1(b) of this Supplement.

                  "Series 1997-2 AESOP I Operating Lease Vehicle Percentage" means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 1997-2 Required AESOP I Operating Lease Vehicle Amount as of such date and the denominator of which is the sum of the Required AESOP I Operating Lease Vehicle Amounts for all Series of Notes as of such date.

                  "Series 1997-2 Aggregate Enhancement Commitment" means, as of any date, the sum of the Series 1997-2 Enhancement Providers' Series 1997-2 Enhancement Commitments on such date.

                  "Series 1997-2 Cash Collateral Account" has the meaning specified in Section 5.7 of the Collateral Agreement.

                  "Series 1997-2 Claims" means, as of any date, any claims by AFC-II against AESOP Leasing or AESOP

Leasing II, as the case may be, for amounts then due and owing under the Loan Agreements that remain unpaid on such date, to the extent such amounts relate to Loans funded with the proceeds of the Series 1997-2 Notes.

                  "Series 1997-2 Closing Date" means July 31, 1997.

                  "Series 1997-2 Collateral" means the Collateral and the Series 1997-2 Distribution Account Collateral.

                  "Series 1997-2 Collection Account" has the meaning specified in Section 3.1(b) of this Supplement.

                  "Series 1997-2 Credit Agreement" means the Credit Agreement, dated as of July 30, 1997, among ARAC, ARC, the lenders parties thereto from time to time and the LOC Agent, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

                  "Series 1997-2 Deposit Date" has the meaning specified in
Section 3.2 of this Supplement.

                  "Series 1997-2 Distribution Account Collateral" has the meaning specified in Section 3.10(d) of this Supplement.

                  "Series 1997-2 Distribution Account" has the meaning specified in Section 3.10(a) of this Supplement.

                  "Series 1997-2 Eligible Enhancement Provider" means (a) a commercial bank having total assets in excess of $500,000,000, (b) a finance company, insurance company or other financial institution that in the ordinary course of business enters into transactions of a type similar to that entered into by the Series 1997-2 Enhancement Provider under the Series 1997-2 Credit Agreement and has total assets in excess of $200,000,000, and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA and (c) any other financial institution satisfactory to ARC and ARAC having a short-term rating or an equivalent long-term debt rating from S&P and Moody's at least equal to the then current rating of the Commercial Paper Notes, but in any event not less than a rating of A-1 by S&P and P-1 by Moody's; provided, however, that any Person who does not have either a short-term rating from S&P or Moody's shall be deemed to have the required rating set forth above if such Rating Agency confirms in writing that such Person, if its short-term debt obligations were rated, would be assigned such required rating.

                  "Series 1997-2 Enhancement" means the Series 1997-2 Letter of Credit and the Series 1997-2 Cash Collateral Account.

                  "Series 1997-2 Enhancement Agreement" means the Series 1997-2 Credit Agreement.

                  "Series 1997-2 Enhancement Agreement Event of Default" means an Event of Default as defined in Article IX of the Series 1997-2 Credit Agreement.

                  "Series 1997-2 Enhancement Amount" means, as of any date, the Series 1997-2 Letter of Credit Amount.

                  "Series 1997-2 Enhancement Commitment" means, as to any Series 1997-2 Enhancement Provider, the amount of such Series 1997-2 Enhancement Provider's commitment to provide credit support for the Lessee's respective obligations under the Leases and/or liquidity support for the Commercial Paper Notes pursuant to the Series 1997-2 Letter of Credit.

                  "Series 1997-2 Enhancement Deficiency" means, on any day, the amount by which the Series 1997-2 Enhancement Amount is less than the Series 1997-2 Required Enhancement Amount.

                  "Series 1997-2 Enhancement Percentage" means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 1997-2 Required Enhancement Amount as of such date and the denominator of which is the Series 1997-2 Invested Amount as of such date.

                  "Series 1997-2 Enhancement Provider" means Bayerische Vereinsbank AG, a German banking corporation, and any successor thereto or replacement thereof or addition thereto, as the issuer of the letter of credit pursuant to the Series 1997-2 Credit Agreement; provided, however, that solely for purposes of the giving of any consent or approval, or directing any action, in either case to the extent provided under any of the AFC-II Agreements, the LOC Agent shall be deemed to be the Series 1997-2 Enhancement Provider entitled to such rights of consent, approval or direction. The Series 1997-2 Enhancement Provider is an "Enhancement Provider" for purposes of the Base Indenture.

                  "Series 1997-2 Enhancement Provider Account" has the meaning specified in Section 3.11 of this Supplement.

                  "Series 1997-2 Initial Invested Amount" means the aggregate initial principal amount of the Series 1997-2 Notes, which is $_______.

                  "Series 1997-2 Interest Period" means a period commencing on and including a Distribution Date and ending on and including the day preceding the next succeeding Distribution Date; provided, however, that the initial Series 1997-2 Interest Period shall commence on and include the Series 1997-2 Closing Date and end on and include August 19, 1997.

                  "Series 1997-2 Invested Amount" means, when used with respect to any date, an amount equal to (a) the Series 1997-2 Initial Invested Amount minus (b) the amount of principal payments made pursuant to Section 3.5 of this Supplement to Series 1997-2 Noteholders on or prior to such date plus (c) any Increases in the Series 1997-2 Invested Amount pursuant to Section 2.1 of this Supplement minus (d) any Decreases in the Series 1997-2 Invested Amount pursuant to Section 2.2 of this Supplement.

                  "Series 1997-2 Invested Percentage" means on any date of determination:

                  (a) when used with respect to Principal Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be equal to the Series 1997-2 Invested Amount, determined during the Series 1997-2 Revolving Period as of the end of the Related Month (or, until the end of the initial Related Month, on the Series 1997-2 Closing Date), or, during the Series 1997-2 Rapid Amortization Period, as of the end of the Series 1997-2 Revolving Period, and the denominator of which shall be the greater of (I) the Aggregate Asset Amount as of the end of the Related Month or, until the end of the initial Related Month, as of the Series 1997-2 Closing Date, and
         (II) as of the same date as in clause (I), the sum of the numerators used to determine (i) invested percentages for allocations with respect to Principal Collections (for all Series of Notes and all classes of such Series of Notes) and (ii) overcollateralization percentages for allocations with respect to Principal Collections (for all Series of Notes that provide for credit enhancement in the form of overcollateralization);

                  (b) when used with respect to Interest Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be the Accrued Amounts with respect to the Series 1997-2 Notes on such date of determination, and the denominator of which shall be the aggregate Accrued Amounts with respect to all Series of Notes on such date of determination.

                  "Series 1997-2 Lease Payment Deficit" means on any Distribution Date an amount equal to the sum of (a) the aggregate amount of Principal Collections which pursuant to Section 3.2(a), (b) or (c) of this Supplement would have been allocated to the Series 1997-2 Noteholders if 40% of all payments required under Section 5.1(B)(iii) of the Loan Agreements in respect of Rejected Program Vehicles since the preceding Distribution Date were made in full over the aggregate amount of Principal Collections which pursuant to Section 3.2(a), (b) or (c) of this Supplement have been allocated to the Series 1997-2 Noteholders in respect of Rejected Program Vehicles since the preceding Distribution Date and (b) the excess, if any, of (a) the sum of the aggregate amount of Interest Collections and Principal Collections which pursuant to Section 3.2(a), (b) or (c) of this Supplement would have been allocated to the Series 1997-2 Noteholders if all payments required under the Leases to have been made since the preceding Distribution Date were made in full, over (b) the aggregate amount of Interest Collections and Principal Collections which pursuant to Section 3.2(a), (b) or (c) of this Supplement have been allocated to the Series 1997-2 Noteholders since the preceding Distribution Date; provided, however, for purposes of this definition only, the determination of the portion of payments with respect to Loan Interest included in Monthly Base Rent required under the Leases to have been made since the preceding Distribution Date pursuant to clause (a) above shall be made applying the Lender's Carrying Cost Interest Rate calculated using the Series 1997-2 Note Rate without giving effect to clause (iii) of the definition of Series 1997-2 Note Rate. For this purpose, amounts paid or determined pursuant to Section 3.2(a)(ii), (b)(ii) and (c)(ii) of this Supplement shall be deemed allocated to the Series 1997-2 Noteholders.

                  "Series 1997-2 Letter of Credit" means the irrevocable letter of credit or letters of credit issued by the Series 1997-2 Enhancement Providers in favor of the Collateral Agent and the Trustee for the benefit of the Series 1997-2 Noteholders pursuant to the Series 1997-2 Credit Agreement and any amount on deposit in the Exit Loan Funding Account.

                  "Series 1997-2 Letter of Credit Amount" means, as of any date of determination, (a) the sum of (i) the amount available to be drawn on such date under the Series 1997-2 Letter of Credit, as specified therein and (ii) if the Exit Loan Funding Account has been established and funded pursuant to
Section 3.8, the amount on deposit in the Exit Loan Funding Account on such date or (b) if the Series 1997-2 Cash Collateral Account has been established and funded pursuant to Section 3.8, the amount on deposit in the Series 1997-2 Cash Collateral Account on such date.

                  "Series 1997-2 Letter of Credit Expiration Date" means the Business Date immediately preceding the first anniversary of the Series 1997-2 Closing Date, as such date may be extended pursuant to the Series 1997-2 Credit Agreement.

                  "Series 1997-2 Limited Liquidation Event of Default" means, so long as such event or condition continues, any event or condition of the type specified in Section 4(a) through (g) of this Supplement that continues for thirty (30) days or more; provided, however, that such event or condition shall not constitute a Series 1997-2 Limited Liquidation Event of Default if
(i) within such thirty (30) day period, such Amortization Event shall have been cured and (ii) each Rating Agency shall have notified AFC-II, each Borrower, each Lessee and the Trustee in writing that after such cure of such Amortization Event is provided for, the Commercial Paper Notes will receive the same rating from the Rating Agencies as they received prior to the occurrence of such Amortization Event.

                  "Series 1997-2 Majority Enhancement Providers" means, at any time, Series 1997-2 Enhancement Providers holding, in the aggregate, Series 1997-2 Enhancement Commitments equaling or exceeding 66-2/3% of the aggregate Series 1997-2 Enhancement Commitments; provided, however, that any Series 1997-2 Enhancement Provider that has defaulted in making a Disbursement, shall (if such default is then continuing) be considered to have a Series 1997-2 Enhancement Commitment equal to its unreimbursed Disbursements; provided, further, that the Series 1997-2 Enhancement Commitment of any Series 1997-2 Enhancement Provider whose Series 1997-2 Enhancement Commitment has been drawn, terminated and not repaid shall equal the unpaid or unreimbursed balance of its Disbursements.

                  "Series 1997-2 Maximum Aggregate Subaru/Hyundai/Suzuki Amount" means, as of any day, an amount equal to 10% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

                  "Series 1997-2 Maximum Amount" means any of the Series 1997-2 Maximum Manufacturer Amounts, the Series 1997-2 Maximum Financed Vehicle Amount, the Series 1997-2 Maximum Non-Eligible Manufacturer Amount, the Series 1997-2 Maximum Non-Program Vehicle Amount or the Series
1997-2 Maximum Specified States Amount.

                  "Series 1997-2 Maximum Financed Vehicle Amount" means, as of any day, an amount equal to 10% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day; provided, however, that in the event that ARAC acquires any Person or substantially all of the assets of any Person that was at the time of such acquisition a franchisee of HFS Car Rental, Inc. and Wizard Co., Inc., and the closing date of such acquisition occurs within nine
(9) months after the Initial Closing Date, the Series 1997-2 Maximum Financed Vehicle Amount as of any day during the period from and including the closing date of such acquisition to and including the date that is six (6) months after such closing date means an amount equal to the greater of (a) 15% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day and (b) $350,000,000.

                  "Series 1997-2 Maximum Individual Subaru/Hyundai/Suzuki Amount" means, as of any day, an amount equal to 5% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

                  "Series 1997-2 Maximum Invested Amount" means, as of any date, the Series 1997-2 Program Size less the aggregate discount on Commercial Paper Notes Outstanding on such date.

                  "Series 1997-2 Maximum Manufacturer Amount" means, as of any day, any of the Series 1997-2 Maximum Mitsubishi Amount, the Series 1997-2 Maximum Individual Subaru/Hyundai/Suzuki Amount, the Series 1997-2 Maximum Aggregate Subaru/Hyundai/Suzuki Amount or the Series
1997-2 Maximum Mazda Amount.

                  "Series 1997-2 Maximum Mazda Amount" means, as of any day, an amount equal to 20% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

                  "Series 1997-2 Maximum Mitsubishi Amount" means, as of any day, an amount equal to 10% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

                  "Series 1997-2 Maximum Non-Eligible Manufacturer Amount" means, as of any day, an amount equal to 3% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

                  "Series 1997-2 Maximum Non-Program Vehicle Amount" means, as of any day, an amount equal to 25% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

                  "Series 1997-2 Maximum Specified States Amount" means, as of any day, an amount equal to 7.5% of the aggregate Net Book Value of all Vehicles leased under the Leases on such day.

                  "Series 1997-2 Non-Program Vehicle Percentage" means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate Net Book Value of all Non-Program Vehicles leased under the Finance Lease and (ii) the Series 1997-2 AESOP I Operating Lease Vehicle Percentage of the aggregate Net Book Value of all Non-Program Vehicles leased under the AESOP I Operating Lease on such date and the denominator of which is the sum of (i) the aggregate Net Book Value of all Vehicles leased under the Finance Lease, (ii) the Series 1997-2 AESOP I Operating Lease Vehicle Percentage of the aggregate Net Book Value of all Vehicles leased under the AESOP I Operating Lease and (iii) the aggregate Net Book Value of all Vehicles leased under the AESOP II Operating Lease on such date.

                  "Series 1997-2 Noteholder" means a Person in whose name a Series 1997-2 Note is registered in the Note Register.

                  "Series 1997-2 Note Rate" means, for any Series 1997-2 Interest Period, the interest rate equal to the percentage equivalent of a fraction, the numerator of which is equal to the sum of (i) interest payable by AFC during the related Series 1997-2 Interest Period on the Outstanding Commercial Paper Notes (based on the weighted average commercial paper rate), Liquidity Advances, LOC Liquidity Disbursements and other Obligations (including, in each case, any post-default interest with respect to such Obligations), (ii) the monthly portion of the quarterly fees payable by AFC pursuant to Section 4.5 of the Liquidity Agreement, (iii) all costs and expenses payable by AFC pursuant to Sections 5.3, 5.4, 5.5, 5.6, 8.1.7 and 11.3 of the Liquidity Agreement; all costs and expenses payable pursuant to Section
9.5 of the Collateral Agreement; all fees of the Collateral Agent, the Dealers, and the Depositary and fees payable to the Rating Agencies; all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by AFC in connection with the administration, enforcement, waiver or amendment of any CP Program Documents; any indemnities payable by AFC under any of the CP Program Documents, including, without limitation, those indemnities payable pursuant to Section 11.4 of the Liquidity Agreement; any document, stamp, filing, recording, mortgage or other taxes (other than net income taxes of AFC) which may be payable in connection with the issuance of the Series 1997-2 Notes (including any Increases with respect thereto) or the execution, delivery, recording or filing of any instruments or documents provided for in or delivered or to be delivered under or in connection with the Series 1997-2 Supplement (including the Series 1997-2 Supplement itself), in each case due and payable during the related Series 1997-2 Interest Period,
(iv) the monthly portion of the AFC Management Fee and (v) the monthly portion of all other operating expenses of AFC and the denominator of which is equal to the average daily Series 1997-2 Invested Amount during such Series 1997-2 Interest Period; provided, however, that the Series 1997-2 Note Rate will in no event be higher than the maximum rate permitted by applicable law.

                  "Series 1997-2 Notes" means any one of the Series 1997-2 Floating Rate Rental Car Agent Backed Variable Funding Notes, executed by AFC-II and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A.

                  "Series 1997-2 Percentage" means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 1997-2 Invested Amount as of such date and the denominator of which is the aggregate Invested Amount of each Series of Notes outstanding as of such date.

                  "Series 1997-2 Principal Allocation" has the meaning specified in Section 3.2(a)(ii) of this Supplement.

                  "Series 1997-2 Program Size" means $_______; provided, however, that the Series 1997-2 Program Size may be increased to an amount greater than $_______, from time to time, if (i) additional Enhancement in an amount required by the Rating Agencies is obtained and (ii) such increase shall not, as evidenced by written confirmation from the Rating Agencies, result in the downgrading or withdrawal of the then current rating on the Commercial Paper Notes.

                  "Series 1997-2 Program Vehicle Percentage" means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate Net Book Value of all Program Vehicles leased under the Finance Lease, (ii) the aggre-gate Net Book Value of all Vehicles leased under the AESOP II Operating Lease and (iii) the Series 1997-2 AESOP I Operating Lease Vehicle Percentage of the aggregate Net Book Value of all Program Vehicles leased under the AESOP I Operating Lease on such date and the denominator of which is the sum of (i) the aggregate Net Book Value of all Vehicles leased under the Finance Lease, (ii) the aggregate Net Book Value of all Vehicles leased under the AESOP II Operating Lease and (iii) the Series 1997-2 AESOP I Operating Lease Vehicle Percentage of the aggregate Net Book Value of all Vehicles leased under the AESOP I Operating Lease on such date.

                  "Series 1997-2 Rapid Amortization Period" means the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 1997-2 Notes and ending upon the date on which the Series 1997-2 Notes are fully paid.

                  "Series 1997-2 Repurchase Amount" has the meaning specified in Article 7 of this Supplement.

                  "Series 1997-2 Required AESOP I Operating Lease Vehicle Amount" means, as of any date of determination, the excess, if any, of the Series 1997-2 Invested Amount over the sum of the AESOP I Finance Lease Loan Agreement Borrowing Base and the AESOP II Loan Agreement Borrowing Base as of such date.

                  "Series 1997-2 Required Enhancement Amount" means, (i) as of any date of determination prior to the occurrence of a CP Amortization Event, the sum of (a) product of the Series 1997-2 Required Enhancement Percentage as of such date and the Series 1997-2 Invested Amount as of such date, (b) the Series 1997-2 Percentage of the excess, if any, of the Non-Program Vehicle Amount as of such date over the Series 1997-2 Maximum Non-Program Vehicle Amount as of such date, (c) the Series 1997-2 Percentage of the excess, if any, of the Non-Eligible Manufacturer Amount as of such date over the Series 1997-2 Maximum Non-Eligible Manufacturer Amount as of such date, (d) the
Series 1997-2 Percentage of the excess, if any, of the aggregate Net Book Value of all Vehicles manufactured by Mitsubishi and leased under the Leases as of such date over the Series 1997-2 Maximum Mitsubishi Amount as of such date, (e) the Series 1997-2 Percentage of the excess, if any, of the aggregate Net Book Value of all Vehicles manufactured by Subaru, Hyundai or Suzuki, individually, and leased under the Leases as of such date over the Series 1997-2 Maximum Individual Subaru/Hyundai/Suzuki Amount as of such date, (f) the Series 1997-2 Percentage of the excess, if any, of the aggregate Net Book Value of all Vehicles manufactured by Subaru, Hyundai or Suzuki, in the aggregate, and leased under the Leases as of such date over the Series 1997-2 Maximum Aggregate Subaru/Hyundai/Suzuki Amount as of such date, (g) the excess, if any, of the Financed Vehicle Amount as of such date over the Series 1997-2 Maximum Financed Vehicle Amount as of such date, (h) the Series 1997-2 Percentage of the excess, if any, of the aggregate Net Book Value of all Vehicles manufactured by Mazda and leased under the Leases as of such date over the Series 1997-2 Maximum Mazda Amount as of such date and (i) the Series 1997-2 Percentage of the excess, if any, of the Specified States Amount as of such date over the Series 1997-2 Maximum Specified States Amount as of such date, and (ii) as of any date of determination on and after the occurrence of a CP Amortization Event, the amount described in clause (i) that shall have been in effect on the day immediately preceding the occurrence of such CP Amortization Event.

                  "Series 1997-2 Required Enhancement Percentage" means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the sum of (i) the product of (A) 9.50% (or such other percentage as shall be required by the Rating Agencies to maintain the then current rating (but not less than A-2 by Standard & Poor's and not less than P-2 by Moody's) on the Commercial Paper Notes) times (B) the Series 1997-2 Program Vehicle Percentage as of such date and (ii) the product of (A) the Series 1997-2 Required Non-Program Enhancement Percentage as of such date (or such other percentage as shall be required by the Rating Agencies to maintain the then current rating (but not less than A-2 by Standard & Poor's and not less than P-2 by Moody's) on the Commercial Paper Notes) times (B) the Series 1997-2 Non-Program Vehicle Percentage as of such date.

                  "Series 1997-2 Required Non-Program Enhancement Percentage" means, as of any date of determination, the greater of (a) 14.5% and (b) the sum of (i) 14.5% and (ii) the sum, for each calendar month within the preced-ing twelve calendar months (or such fewer number of calendar months as have elapsed since the Series 1997-2 Closing Date), of the greater of (x) an amount (not less than zero) equal to 100% minus the Measurement Month Average for the immediately preceding Measurement Month and (y) an amount (not less than zero) equal to 100% minus the Market Value Average as of the Determination Date within such calendar month (excluding the Market Value Average for any Determination Date which has not yet occurred).

                  "Series 1997-2 Revolving Period" means the period from and including the Series 1997-2 Closing Date to the commencement of the Series 1997-2 Rapid Amortization Period.

                  "Series 1997-2 Termination Date" means the Scheduled Liquidity Commitment Termination Date.

                  "Shortfall" means (a) if a Borrowing Request is submitted for Revolving Advances, the aggregate amount of the proposed Borrowing requested with respect thereto in such Borrowing Request; provided, however, that such Shortfall shall not exceed the aggregate principal amount of Series 1997-2 Notes to be purchased by AFC on the date such Borrowing is to be made; or (b) if a Borrowing Request is submitted for Refunding Advances, the aggregate amount of the proposed Borrowing requested with respect thereto in such Borrowing Request; provided, however, that such Shortfall shall not exceed the Commercial Paper Deficit on the date such Borrowing is to be made.

                  "Statutory Reserve Rate" means, with respect to any Liquidity Advance Interest Period and any Liquidity Lender, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the F.R.S. Board to which such Liquidity Lender is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S. Board). Such reserve percentage shall include that imposed pursuant to such Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Supplement" has the meaning set forth in the preamble.

                  "Swing Line Advance" means any Refunding Advance made pursuant to Section 3.1.3 of the Liquidity Agreement by _______________ in its capacity as Swing Line Lender (or any successor thereto in such capacity).

                  "Swing Line Lender" means _______________, in its capacity as swing line lender, or any successor thereto in such capacity.

                  "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market).

                  "Type" means, relative to any Liquidity Advance under the Liquidity Agreement, the portion thereof, if any, being maintained as a Base Rate Advance or a LIBOR Advance.

                  "Variable Funding Note" has the meaning specified in Section
6.1 of this Supplement.

                  "Waiver Event" means the occurrence of the delivery of a Waiver Request and the subsequent waiver of any Series 1997-2 Maximum Amount.

                  "Waiver Request" has the meaning specified in
Article 5 of this Supplement.


                                   ARTICLE II

                INITIAL ISSUANCE AND INCREASES AND DECREASES OF
                    PRINCIPAL AMOUNT OF SERIES 1997-2 NOTES

                  Section 2.1 Procedure for Increasing the Series 1997-2 Invested Amount. (a) Subject to satisfac-tion of the conditions precedent set forth in subsection (b) of this Section 2.1, (i) on the Series 1997-2 Closing Date, AFC-II may issue Series 1997-2 Notes in the initial principal amount equal to (x) the Aggregate Outstandings on the Series 1997-2 Closing Date, which Series 1997-2 Notes shall be issued to AFC (and pledged to the Collateral Agent pursuant to the Collateral Agreement) in consideration for AFC releasing its lien on the Assigned Collateral (as defined in the 1996 Liquidity Agreement) plus (y) the Series 1997-2 Initial Invested Amount less the initial principal amount of the Series 1997-2 Notes referred to in clause (x) above, and (ii) on any Business Day during the Series 1997-2 Revolving Period, AFC-II may, upon request by a Borrower under any Loan Agreement and upon receipt of confirmation from AFC of its ability to issue Commercial Paper Notes in an amount equal to such Increase (as defined below), increase the Series 1997-2 Invested Amount (each such increase referred to as an "Increase") by issuing, at par, additional principal amounts of the Series 1997-2 Notes. Proceeds from any Increase shall be deposited into the Collection Account and allocated in accordance with Article III hereof. Upon each Increase, the Trustee shall, or shall cause the Note Registrar to, indicate in the Note Register such Increase.

                  (b) The initial Series 1997-2 Notes may be issued on the Series 1997-2 Closing Date and the Series 1997-2 Invested Amount may be increased on any Business Day during the Series 1997-2 Revolving Period, in each case pursuant to subsection (a) above, only upon satisfaction of each of the following conditions with respect to such initial issuance and each proposed Increase:

                  (i) The amount of such issuance or Increase shall be equal to or greater than $200,000;

                  (ii) After giving effect to such issuance or Increase, the Series 1997-2 Invested Amount shall not exceed the Series 1997-2 Maximum Invested
         Amount;

                  (iii) After giving effect to such issuance or Increase, no AESOP I Operating Lease Vehicle Deficiency shall exist;

                  (iv) Such issuance or Increase shall not result in the occurrence of (1) an Amortization Event, a Liquidation Event of Default or a Series 1997-2 Limited Liquidation Event of Default, or
         (2) an event or occurrence, which, with the passing of time or the giving of notice thereof, or both, would become an Amortization Event, a Liquidation Event of Default or a Series 1997-2 Limited Liquidation Event of Default;

                  (v) (1) All conditions precedent to the making of any Loans under the applicable Loan Agreements have been satisfied, (2) to the extent any portion of such Increase will be funded by AFC with the proceeds of the issuance of Commercial Paper Notes, all conditions precedent to the issuance of Commercial Paper Notes under the Depositary Agreement and the Liquidity Agreement have been satisfied and (3) to the extent any portion of such Increase will be funded by AFC with the proceeds of Liquidity Advances, all conditions precedent to the making of such Liquidity Advances under the Liquidity Agreement have been satisfied;

                  (vi) Each Borrower (or ARAC in the case of Financed Vehicles) shall have good and marketable title to each Vehicle purchased or financed by such Borrower with the proceeds of Loans, free and clear of all Liens and encumbrances, other than any Permitted Liens. Each Manufacturer Program shall be in full force and effect, and shall be enforceable against the related Manufacturer;

                  (vii) Each Borrower shall have granted to AFCII, and AFC-II shall have granted to the Trustee, a first priority security interest in all Vehicles now or hereafter leased by such Borrower;

                  (viii) Each Borrower shall have granted to AFC-II, and AFC-II shall have granted to the Trustee, a first priority security interest in its right, title and interest in and to the Leases or Leases to which it is party;

                  (ix) AFC-II shall have granted to the Trustee a first priority security interest in its right, title and interest in and to the Loan Collateral;

                  (x) The Trustee shall have received executed counterparts of the Assignment Agreements related to the assignment of rights under each Manufacturer Program under which Program Vehicles will be or have been purchased and are proposed to be included in the initial Aggregate Asset Amount, dated as of the Initial Closing Date (or, if later, the date on which such Manufacturer Program becomes an Eligible Manufacturer Program), duly executed thereby and by each Lessee, the Borrowers, AFC-II and each applicable Manufacturer;

                  (xi) The Trustee shall have received from the Borrowers a copy of each Manufacturer Program under which Program Vehicles will be or have been purchased and are proposed to be included in the initial Aggregate Asset Amount and an Officer's Certificate, dated the Initial Closing Date (or, if later, the date on which such Manufacturer Program becomes an Eligible Manufacturer Program), and duly executed by an Authorized Officer of each of the Borrowers certifying that each such copy is true, correct and complete as of the Initial Closing Date (or, if later, the date on which such Manufacturer Program becomes an Eligible Manufacturer Program);

                  (xii) The Trustee shall have received evidence (which, in the case of the filing of financing statements on form UCC-1, may be telephonic confirmation of such filing, followed by prompt written confirmation) that AFC-II has caused or is causing the Trustee's name to be noted on each Vehicle's Certificate of Title (other than Certificates of Title with respect to Initial PVT Vehicles and Vehicles titled in the States of Ohio, Oklahoma or Nebraska) in accordance with the Loan Agreements and all filings (including filings of financing statements on form UCC-1) and recordings have been accomplished as may be required by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, licenses and security interest of the Trustee in such Vehicles and other Collateral for the benefit of the Secured Parties (except, as to perfection, with respect to Vehicles titled in the States of Nebraska, Ohio and Oklahoma);

                  (xiii) The Administration Agreement and the Termination Services Agreement shall have been duly executed by the parties thereto.

                  (xiv) Notice of such Increase shall have been delivered to the Collateral Agent and the CP Secured Parties;

                  (xv) all representations and warranties set forth in Section 8 of the applicable Loan Agreement shall be true and correct; and

                  (xvi) (1) on the Initial Closing Date, each Borrower shall have delivered to the Trustee the original of each of its Loan Notes and original Counterpart No. 1 of each of the Leases to which it is a party (as set forth on the cover page and signature page of each Lease) and (2) on the date of any Increase the Trustee shall have in its possession the original of each of the Loan Notes and original Counterpart No. 1 of each of the Leases (as set forth on the cover page and signature page of each Lease).

                  Section 2.2 Procedure for Decreasing the Series 1997-2 Invested Amount. On any Business Day, AFC-II may, upon request by either Borrower and upon one (1) Business Day's prior written notice to the Trustee, decrease the Series 1997-2 Invested Amount (each such decrease referred to as a "Decrease") by withdrawing from the Series 1997-2 Collection Account and depositing into the Series 1997-2 Distribution Account, and distributing to the Series 1997-2 Noteholders in respect of principal on the Series 1997-2 Notes, an amount equal to the amount of such Decrease in accordance with Section 3.5(b) and 3.5(c). Upon each Decrease, the Trustee shall, or shall cause the Note Registrar to indicate in the Note Register such Decrease. The amount of any Decrease shall not exceed the amount on deposit in the Series 1997-2 Collection Account and available for distribution to Series 1997-2 Noteholders in respect of principal on the Series 1997-2 Notes.

                                  ARTICLE III

                           SERIES 1997-2 ALLOCATIONS

                  With respect to the Series 1997-2 Notes only, the following shall apply:

                  Section 3.1 Establishment of Series 1997-2 Collection Account and Series 1997-2 Accrued Interest Account.

                  (a) All Collections allocable to the Series 1997-2 Notes shall be allocated to the Collection Account.

                  (b) The Trustee will create two administrative subaccounts within the Collection Account for the benefit of the Series 1997-2 Noteholders: the Series 1997-2 Collection Account (such sub-account, the "Series 1997-2 Collection Account") and the Series 1997-2 Accrued Interest Account (such sub-account, the "Series 1997-2 Accrued Interest Account").

                  Section 3.2 Allocations with Respect to the Series 1997-2 Notes. The proceeds from the initial sale (or the initial Increase, as applicable) of the Series 1997-2 Notes will be deposited into the Collection Account. On each Business Day on which proceeds from any Increase or Collections are deposited into the Collection Account (each such date, a "Series 1997-2 Deposit Date"), the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to allocate all amounts deposited into the Collection Account in accordance with the provisions of this
Section 3.2:

                  (a) Allocations of Collections During the Series 1997-2 Revolving Period. During the Series 1997-2 Revolving Period, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to allocate on each day, prior to 11:00 a.m. (New York City time) on each Series 1997-2 Deposit Date, all amounts deposited into the Collection Account as set forth below:

                  (i) allocate to the Series 1997-2 Collection Account an amount equal to the Series 1997-2 Invested Percentage (as of such day) of the aggregate amount of Interest Collections on such day. All such amounts allocated to the Series 1997-2 Collection Account shall be further allocated to the Series 1997-2 Accrued Interest Account; and

                  (ii) allocate to the Series 1997-2 Collection Account an amount equal to the sum of (A) the Series 1997-2 Invested Percentage (as of such day) of the aggregate amount of Principal Collections on such day (for any such day, the "Series 1997-2 Principal Allocation") plus (B) the proceeds from any Increase, which may be used by AFC-II to make Loans under the Loan Agreements; provided however, if a Waiver Event shall have occurred, then such allocation shall be modified as provided in Article 5 of this Supplement.

                  (b) Allocations of Collections During the Series 1997-2 Rapid Amortization Period. With respect to the Series 1997-2 Rapid Amortization Period, other than after the occurrence of an Event of Bankruptcy with respect to ARAC, any other Lessee or ARC, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to allocate, prior to 11:00 a.m. (New York City time) on any Series 1997-2 Deposit Date, all amounts deposited into the Collection Account as set forth below:

                  (i) allocate to the Series 1997-2 Collection Account an amount determined as set forth in Section 3.2(a)(i) above for such day, which amount shall be further allocated to the Series 1997-2 Accrued Interest Account; and

                  (ii) allocate to the Series 1997-2 Collection Account an amount equal to the Series 1997-2 Principal Allocation for such day, which amount shall be used to make principal payments in respect of the Series 1997-2 Notes until the Series 1997-2 Notes have been paid in full.

                  (c) Allocations of Collections after the occurrence of an Event of Bankruptcy. After the occurrence of an Event of Bankruptcy with respect to ARAC, any other Lessee or ARC, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to allocate, prior to 11:00 a.m. (New York City time) on any Series 1997-2 Deposit Date, all amounts deposited into the Collection Account as set forth below:

                           (i) allocate to the Series 1997-2 Collection Account
                  an amount equal to the sum of (A) the Series 1997-2 AESOP I Operating Lease Vehicle Percentage as of the date of the occurrence of such Event of Bankruptcy of the aggregate amount of Interest Collections made under the AESOP I Operating Lease Loan Agreement, (B) the aggregate amount of Interest Collections made under the AESOP I Finance Lease Loan Agreement and (C) the aggregate amount of Interest Collections made under the AESOP II Loan Agreement. All such amounts allocated to the Series 1997-2 Collection Account shall be further allocated to the Series 1997-2 Accrued Interest Account;

                           (ii) allocate to the Series 1997-2 Collection
                  Account an amount equal to the sum of (A) the Series 1997-2 AESOP I Operating Lease Vehicle Percentage as of the date of the occurrence of such Event of Bankruptcy of the aggregate amount of Principal Collections made under the AESOP I Operating Lease Loan Agreement, (B) the aggregate amount of Principal Collections made under the AESOP I Finance Lease Loan Agreement and (C) the aggregate amount of Principal Collections made under the AESOP II Loan Agreement, which amount shall be used to make principal payments in respect of the Series 1997-2 Notes until the Series 1997-2 Notes have been paid in full.

                  (d) Allocation Adjustments. Notwithstanding the foregoing provisions of this Section 3.2, amounts allocated to the Series 1997-2 Collection Account that are not required to make payments under the Series 1997-2 Notes will be (x) first, used to pay the principal amount of other Series of Notes that are then in amortization, (y) second, released to AESOP Leasing in an amount equal to the product of (A) the amount of any remaining funds times (B) the Loan Agreement's Share with respect to the AESOP I Operating Lease Loan Agreement as of such date times (C) 100% minus the Loan Payment Allocation Percentage with respect to the AESOP I Operating Lease Loan

Agreement as of such date and (z) third, paid to AFC-II and used to make Loans under the Loan Agreements to the extent the Borrowers have requested Loans thereunder, Eligible Vehicles are available for financing thereunder and no Series 1997-2 Enhancement Deficiency or AESOP I Operating Lease Vehicle Deficiency would result therefrom.

                  Section 3.3  Payments To Noteholders.

                  On each Determination Date, as provided below, the Administrator shall instruct the Paying Agent in writing pursuant to the Administration Agreement to withdraw, and on the following Distribution Date the Paying Agent, acting in accordance with such instructions, shall withdraw the amounts required to be withdrawn from the Collection Account pursuant to Sections 3.3(a) and (b) below in respect of all funds available from Interest Collections processed since the preceding Distribution Date and allocated to the holders of the Series 1997-2 Notes.

                  (a) Note Interest with respect to the Series 1997-2 Notes. On each Determination Date, the Administrator shall instruct the Trustee and the Paying Agent in writing pursuant to the Administration Agreement as to the amount to be withdrawn and paid pursuant to Section 3.4 of this Supplement from the Series 1997-2 Accrued Interest Account to the extent funds are anticipated to be available from Interest Collections allocable to the Series 1997-2 Notes processed from but not including the preceding Distribution Date through the succeeding Distribution Date in respect of (x) first, an amount equal to interest accrued during the Series 1997-2 Interest Period ending on the day preceding such Distribution Date which will be equal to the product of (i) the Series 1997-2 Note Rate for such Series 1997-2 Interest Period, (ii) the average daily Series 1997-2 Invested Amount during such Series 1997-2 Interest Period, and (iii) the actual number of days elapsed in such Series 1997-2 Interest Period divided by 360, and (y) then, an amount equal to the amount of any unpaid Deficiency Amounts, as of the preceding Distribution Date (together with any accrued interest on such Deficiency Amounts). If the amounts described in this Section 3.3(a) are insufficient, after taking into account any portion of the Series 1997-2 Letter of Credit Amount, Exit Loan Funding

Account or Series 1997-2 Cash Collateral Account applied pursuant to Section
3.7 or Section 3.8 of this Supplement, to pay such interest on any Distribution Date, payments of interest to the Series 1997-2 Noteholders will be reduced by the amount of such deficiency. The amount, if any, of such deficiency on any Distribution Date shall be referred to as the "Deficiency Amount." Interest shall accrue on the Deficiency Amount at the Series 1997-2 Note Rate. On the following Distribution Date, the Trustee shall withdraw the accrued interest on the Series 1997-2 Notes (as determined above) and the Deficiency Amount (together with accrued interest thereon) from the Series 1997-2 Accrued Interest Account and deposit such amounts in the Series 1997-2 Distribution Account.

                  (b) Balance. On each Distribution Date, the Administrator shall instruct the Trustee and the Paying Agent in writing pursuant to the Administration Agreement to pay the balance (after making the payments required in Section 3.3(a) of this Supplement), if any, of the Interest Collections allocated to holders of the Series 1997-2 Notes since the preceding Distribution Date as follows:

                  (i) on each Distribution Date during the Series 1997-2 Revolving Period, (1) first, to the Administrator, in an amount equal to the Series 1997-2 Percentage as of the beginning of such Series 1997-2 Interest Period of AFC-II's portion of the Monthly Administration Fee (as specified in clause (iii) of the definition thereof) for such Series 1997-2 Interest Period, (2) second, to the Trustee, in an amount equal to the Series 1997-2 Percentage as of the beginning of such Series 1997-2 Interest Period of the Trustee's fees for such Series 1997-2 Interest Period, (3) third, to pay any Carrying Charges (other than Carrying Charges provided for above) to the Persons to whom such amounts are owed, in an amount equal to the Series 1997-2 Percentage as of the beginning of such Series 1997-2 Interest Period of such Carrying Charges (other than Carrying Charges provided for above) for such Series 1997-2 Interest Period and (4) fourth, the balance, if any ("Excess Collections"), shall be withdrawn by the Paying Agent from the Series 1997-2 Collection Account and a portion of such balance equal to the product of (A) the Loan Agreement's Share with re-spect to the AESOP I Operating Lease Loan Agreement as of such date times (B) 100% minus the Loan Payment Allocation Percentage with respect to the AESOP I Operating Lease Loan Agreement as of such date times (C) the amount of such balance, shall be paid to AESOP Leasing, and the remaining portion of such balance shall be paid to AFC-II and used to make Loans under the Loan Agreements to the extent the Borrowers have requested Loans thereunder and Eligible Vehicles are available for financing thereunder and no Series 1997-2 Enhancement Deficiency or AESOP I Operating Lease Vehicle Deficiency would result therefrom; and

                  (ii) on each Distribution Date during the Series 1997-2 Rapid Amortization Period, (1) first, to the Trustee, an amount equal to the Series 1997-2 Percentage as of the beginning of such Series 1997-2 Interest Period of the Trustee's fees for such Series 1997-2 Interest Period, (2) second, to the Administrator, an amount equal to the Series 1997-2 Percentage as of the beginning of such Series 1997-2 Interest Period of AFC-II's portion of the Monthly Administration Fee (as specified in clause (iii) of the definition thereof) for such Series 1997-2 Interest Period, (3) third, to pay any Carrying Charges (other than Carrying Charges provided for above) to the Persons to whom such amounts are owed, an amount equal to the Series 1997-2 Percentage as of the beginning of such Series 1997-2 Interest Period of such Carrying Charges (other than Carrying Charges provided for above) for such Series 1997-2 Interest Period and (4) fourth, the balance, if any, shall constitute Excess Collections and shall be withdrawn by the Paying Agent from the Series 1997-2 Collection Account and distributed in accordance with clause (4) of Section 3.3(b)(i) above.

                  Section 3.4  Payment of Note Interest.

                  On each Distribution Date, subject to Section 9.8 of the Base Indenture, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, pay to the Series 1997-2 Noteholders from the Series 1997-2 Distribution Account the amount deposited in the Series 1997-2 Distribution Account for the payment of interest pursuant to Section 3.3(a) of this Supplement and, to the extent necessary to pay interest on the Series 1997-2 Notes, amounts drawn on the Series 1997-2 Letter of Credit pursuant to Section 3.7 or 3.8.

                  Section 3.5  Payment of Note Principal.

                  (a) Monthly Payments During Rapid Amortization Period. (i) Subject to subsection (b) below, commencing on the first Determination Date after the commencement of the Series 1997-2 Rapid Amortization Period, the Administrator shall instruct the Trustee and the Paying Agent in writing pursuant to the Administration Agreement as to the amount allocated to the Series 1997-2 Notes during the Related Month pursuant to Section 3.2(b)(ii) or
(c)(ii) of this Supplement. Commencing on the first Distribution Date after the commencement of the Series 1997-2 Rapid Amortization Period the Trustee shall withdraw such amount from the Series 1997-2 Collection Account and deposit such amount in the Series 1997-2 Distribution Account, to be paid to the holders of the Series 1997-2 Notes; provided, however, that with respect to the final Distribution Date, the Trustee shall withdraw from the Series 1997-2 Collection Account an amount which is no greater than the Series 1997-2 Invested Amount as of the end of the day on the immediately preceding day. The entire principal amount of all Outstanding Series 1997-2 Notes shall be due and payable on the Series 1997-2 Termination Date.

                  (ii) Subject to subsection (b) below, on each Distribution Date occurring on or after the date a withdrawal is made pursuant to
         Section 3.5(a) of this Supplement, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, pay to the Series 1997-2 Noteholders the amount deposited in the Series 1997-2 Distribution Account for the payment of principal pursuant to Section 3.5(a)(i) of this Supplement and, to the extent necessary to pay the Series 1997-2 Invested Amount, amounts drawn on the Series 1997-2 Letter of Credit pursuant to Section 3.7 or 3.8.

                  (b) Decreases. (i) On any Business Day during the Series 1997-2 Revolving Period on which a Decrease pursuant to Section 2.2 shall be declared, the Trustee shall withdraw from the Series 1997-2 Collection Account in accordance with the written instructions of the Admin-istrator an amount equal to the lesser of (i) the sum of (A) all Series 1997-2 Principal Allocations for the Related Month plus (B) any other funds on deposit in the Series 1997-2 Collection Account (excluding any Interest Collections but including proceeds from any Increase) and (ii) the amount of such Decrease, and deposit such amount in the Series 1997-2 Distribution Account, to be paid to the Series 1997-2 Noteholders.

                  (ii) On each Business Day occurring on or after the date a withdrawal is made pursuant to Section 3.5(b)(i) of this Supplement, the Paying Agent shall, in accordance with Section 6.1 of the Base Indenture, pay to the Series 1997-2 Noteholders the amount deposited in the Series 1997-2 Distribution Account for the payment of principal pursuant to Section 3.5(b)(i) of this Supplement.

                  Section 3.6 The Administrator's Failure to Instruct the Trustee to Make a Deposit or Payment.

                  If the Administrator fails to give notice or instructions to make any payment from or deposit into the Collection Account required to be given by the Administrator, at the time specified in the Administration Agreement or any other Related Document (including applicable grace periods), the Trustee shall make such payment or deposit into or from the Collection Account without such notice or instruction from the Administrator, provided that the Administrator, upon request of the Trustee, promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit. When any payment or deposit hereunder or under any other Related Document is required to be made by the Trustee or the Paying Agent at or prior to a specified time, the Administrator shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time.

                  Section 3.7 Credit Demand on Series 1997-2 Letter of Credit.

                  (a) At or before 11:15 a.m. (New York City time) on each Distribution Date, the Administrator shall notify the Trustee pursuant to the Administration Agreement (with confirmation thereof by telephone) of the amount of the Series 1997-2 Lease Payment Deficit with respect to such Distribution Date, such notification to be in the form of Exhibit C to each of the Loan Agreements.

                  (b) Subject to Section 3.8, on any Business Day that a Series 1997-2 Lease Payment Deficit exists, the Trustee shall, by 11:00 a.m. (New York City time) on the same Business Day, draw on the Series 1997-2 Letter of Credit by presenting a draft in the amount of such Series 1997-2 Lease Payment Deficit accompanied by a Certificate of Credit Demand in the form of Annex A to the Series 1997-2 Letter of Credit. The proceeds of such draw shall be deposited in the Series 1997-2 Collection Account. The Trustee shall provide written notice to each Borrower, each Lessee, ARC, each Rating Agency and the Collateral Agent of such draw.

                  Section 3.8 Series 1997-2 Cash Collateral Account; Exit Loan Funding Account.

                  (a) When established, the Series 1997-2 Cash Collateral Account is intended to function in all respects as the replacement for, and the equivalent of, the Series 1997-2 Letter of Credit. Accordingly, following its creation, each reference to a draw on the Series 1997-2 Letter of Credit shall refer to withdrawals from the Series 1997-2 Cash Collateral Account and references to similar terms shall mean and be a reference to actions taken with respect to the Series 1997-2 Cash Collateral Account that correspond to actions that otherwise would have been taken with respect to the Series 1997-2 Letter of Credit. Without limiting the generality of the foregoing, upon funding of the Series 1997-2 Cash Collateral Account, the Trustee shall, at all times when otherwise required to make a draw under the Series 1997-2 Letter of Credit pursuant to Sections 3.7 of this Supplement, make a draw from the Series 1997-2 Cash Collateral Account in the amount and at such time as a draw would be made under the Series 1997-2 Letter of Credit pursuant to Sections 3.7 of this Supplement. The Trustee shall provide written notice to each Borrower, each Lessee, ARC, each Rating Agency and the Collateral Agent of any draw from the Series 1997-2 Cash Collateral Account pursuant to Sections 3.7 of this Supplement.

                  (b) When established, the Exit Loan Funding Account is intended to function in all respects as the replacement for, and the equivalent of, the portion of the Series 1997-2 Letter of Credit that was reduced in connection with the funding of the Exit Loan Funding Account. Accordingly, following its creation, each reference herein to a draw under the Series 1997-2 Letter of Credit shall mean and be a reference to actions taken with respect to both the Series 1997-2 Letter of Credit and the Exit Loan Funding Account that correspond to actions that otherwise would have been taken only with respect to the Series 1997-2 Letter of Credit. Without limiting the generality of the foregoing, upon funding of the Exit Loan Funding Account, the Trustee shall, at all times when otherwise required to make a draw under the Series 1997-2 Letter of Credit pursuant to Section 3.7, make a draw on the Series 1997-2 Letter of Credit and a withdrawal from the Exit Loan Funding Account on a pro rata basis in the amount and at such time as a draw would have been made under the Series 1997-2 Letter of Credit pursuant to Section 3.7.

                  (c) In order to secure and provide for the repayment and payment of the AFC-II Obligations with respect to the Series 1997-2 Notes (but not the other Notes), AFC-II hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 1997-2 Noteholders, all of AFC-II's right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 1997-2 Cash Collateral Account and the Exit Loan Funding Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 1997-2 Cash Collateral Account, the Exit Loan Funding Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with the monies in the Series 1997-2 Cash Collateral Account and the Exit Loan Funding Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 1997-2 Cash Collateral Account, the Exit Loan Funding Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash. Subject to the rights of the Collateral Agent therein, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 1997-2 Cash Collateral Account, the Exit Loan Funding Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 1997-2 Cash Collateral Account and the Exit Loan Funding Account. The Series 1997-2 Cash Collateral Account and the Exit Loan Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 1997-2 Noteholders and the Series 1997-2 Enhancement Provider, as their interests appear herein and in the Collateral Agreement, which interest in the case of the Series 1997-2 Enhancement Provider shall be subject to the interests of the holders of Series 1997-2 Notes as provided herein.

                  (d) Series 1997-2 Account Surplus. In the event that the Series 1997-2 Account Surplus on any Distribution Date, after giving effect to all withdrawals from the Series 1997-2 Cash Collateral Account or the Exit Loan Funding Account, as applicable, is greater than zero, the Trustee, acting in accordance with the written instructions of the Administrator pursuant to the Administration Agreement, shall withdraw from the Series 1997-2 Cash Collateral Account or the Exit Loan Funding Account, as applicable, an amount equal to the Series 1997-2 Account Surplus and shall pay such amount to the LOC Agent to the extent of unreimbursed draws on the Series 1997-2 Letter of Credit or any Exit Loans outstanding and, otherwise, to ARAC.

                  (e) Termination of Series 1997-2 Cash Collateral Account and Exit Loan Funding Account. Upon the later to occur of (i) the termination of the Indenture pursuant to Section 11.1 of the Base Indenture and (ii) the Business Day immediately following the Series 1997-2 Letter of Credit Expiration Date, the Trustee, acting in accordance with the written instructions of the Administrator, after the prior payment of all amounts owing to the Series 1997-2 Noteholders and payable from the Series 1997-2 Cash Collateral Account or the Exit Loan Funding Account, as provided herein, shall withdraw from the Series 1997-2 Cash Collateral Account or the Exit Loan Funding Account, as applicable, all amounts on deposit therein for payment to the LOC Agent to the extent of unreimbursed draws on the Series 1997-2 Letter of Credit or any Exit Loans outstanding and, otherwise, to ARAC.

                  Section 3.9 [RESERVED]

                  Section 3.10 Series 1997-2 Distribution Account.

                  (a) Establishment of Series 1997-2 Distribution Account. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 1997-2 Noteholders, or cause to be established and maintained, an account (the "Series 1997-2 Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1997-2 Noteholders. The Series 1997-2 Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 1997-2 Distribution Account; provided that, if at any time such Qualified Institution is no longer a Qualifed Institution or the credit rating of any securities issued by such depositary institution or trust company shall be reduced to below BBB- by S&P or Baa3 by Moody's, then AFC-II shall, within 30 days of such reduction, establish a new Series 1997-2 Distribution Account with a new Qualified Institution. If the Series 1997-2 Distribution Account is not maintained in accordance with the previous sentence, AFC-II shall establish a new Series 1997-2 Distribution Account, within ten (10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and shall instruct the Trustee in writing to transfer all cash and investments from the non-qualifying Series 1997-2 Distribution Account into the new Series 1997-2 Distribution Account. Initially, the Series 1997-2 Distribution Account will be established with Harris Trust and Savings Bank.

                  (b) Administration of the Series 1997-2 Distribution Account. The Administrator may instruct the institution maintaining the Series 1997-2 Distribution Account in writing to invest funds on deposit in the Series 1997-2 Distribution Account from time to time in Eligible Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were received, unless any Eligible Investment held in the Series 1997-2 Distribution Account is held with the Paying Agent, then such investment may mature on such Distribution Date and such funds shall be available for withdrawal on or prior to such Distribution Date. All such Permitted Investments will be credited to the Series 1997-2 Distribution Account.

                  (c) Earnings from Series 1997-2 Distribution Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 1997-2 Distribution Account shall be deemed to be on deposit and available for distribution.

                  (d) Series 1997-2 Distribution Account Constitutes Additional Collateral for Series 1997-2 Notes. In order to secure and provide for the repayment and payment of the AFC-II Obligations with respect to the Series 1997-2 Notes, AFC-II hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 1997-2 Noteholders, all of AFC-II's right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 1997-2 Distribution Account, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 1997-2 Distribution Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 1997-2 Distribution Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 1997-2 Distribution Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the "Series 1997-2 Distribution Account Collateral"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 1997-2 Distribution Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 1997-2 Distribution Account. The Series 1997-2 Distribution Account Collateral shall be under the sole dominion and control of the Trustee for the benefit of the Series 1997-2 Noteholders.

                  Section 3.11  [RESERVED].

                  Section 3.12 Subrogation of Series 1997-2 Enhancement Provider. Solely to the extent that any amounts are due and owing to the Series 1997-2 Enhancement Provider pursuant to the Series 1997-2 Enhancement Agreement (solely with respect to amounts due thereunder from ARAC or any other Lessee), the Series 1997-2 Enhancement Provider will be subrogated (on a subordinated basis as described in the following sentence and in the Series 1997-2 Enhancement Agreement) to the rights of AFC-II with respect to the Loan Collateral. Such subrogation rights will be subject and subordinate to the rights of the Trustee hereunder on behalf of the Series 1997-2 Noteholders with respect to the Loan Collateral. The Series 1997-2 Enhancement Provider shall not exercise any rights which it may acquire by way of subrogation under this
Section 3.12 or pursuant to the Series 1997-2 Enhancement Agreement until the prior payment, in full and in cash, of all AFC-II Obligations. Upon such payment, AFC-II and the Trustee will, at the request of the LOC Agent, to the extent any amount due from ARAC or any other Lessee to the Series 1997-2 Enhancement Provider remains unpaid under the Series 1997-2 Enhancement Agreement, execute and deliver to the Series 1997-2 Enhancement Provider such documents and instruments as the Series 1997-2 Enhancement Provider may request to evidence the transfer by subrogation or otherwise of the Loan Collateral.


                                   ARTICLE IV

                              AMORTIZATION EVENTS

                  In addition to the Amortization Events set forth in Section
9.1 of the Base Indenture, the following shall be Amortization Events with respect to the Series 1997-2 Notes and shall constitute the Amortization Events set forth in Section 9.1(n) of the Base Indenture with respect to the Series 1997-2 Notes (without notice or other action on the part of the Trustee or any holders of the Series 1997-2 Notes) and shall not be subject to waiver:

                  (a) a Series 1997-2 Enhancement Deficiency shall occur and continue for at least two (2) Business Days; provided, however, that such event or condition shall not be an Amortization Event if (i) during such two (2) Business Day period ARAC shall have increased the Series 1997-2 Letter of Credit Amount so that such Series 1997-2 Enhancement Deficiency no longer exists;

                  (b) an AESOP I Operating Lease Vehicle Deficiency shall occur and continue for at least two (2) Business Days;

                  (c) at any time prior to the funding of the Series 1997-2 Cash Collateral Account pursuant to Section 5.07 of the Collateral Agreement, the Series 1997-2 Letter of Credit shall not be in full force and effect;

                  (d) from and after the funding of the Series 1997-2 Cash Collateral Account pursuant to Section 5.07 of the Collateral Agreement, the Series 1997-2 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than Liens permitted under the Related Documents);

                  (e) unless the Series 1997-2 Cash Collateral Account shall theretofore have been funded to the full extent required hereunder and under the Series 1997-2 Credit Agreement, an Event of Bankruptcy shall have occurred with respect to the Series 1997-2 Enhancement Provider or the Series 1997-2 Enhancement Provider repudiates the Series 1997-2 Letter of Credit or refuses to honor a proper draw thereon;

                  (f) a Series 1997-2 Enhancement Agreement Event of Default shall have occurred and be continuing and the LOC Lenders either (i) shall have declared the principal amount of any outstanding loans under the Series 1997-2 Enhancement Agreement to be due and payable as a result thereof or (ii) shall not have waived such Series 1997-2 Enhancement Agreement Event of Default; and

                  (g) a CP Amortization Event shall occur.

                                   ARTICLE V

                      RIGHT TO WAIVE PURCHASE RESTRICTIONS

                  Notwithstanding any provision to the contrary in the Indenture or the Related Documents, upon the Trustee's receipt of notice from any Lessee, any Borrower or AFC-II (i) to the effect that a Manufacturer Program is no longer an Eligible Manufacturer Program and that, as a result, the Series 1997-2 Maximum Non-Program Vehicle Amount is or will be exceeded or
(ii) that the Lessees, any Borrower and AFC-II have determined to increase any Series 1997-2 Maximum Amount (such notice, a "Waiver Request"), each Series 1997-2 Noteholder may, at its option, waive the Series 1997-2 Maximum Non-Program Vehicle Amount or such other Series 1997-2 Maximum Amount, as applicable, if (i) no Amortization Event exists, (ii) the Requisite Noteholders consent to such waiver and (iii) 60 days' prior, written notice of such proposed waiver is provided to the Rating Agencies by the Trustee.

                  Upon receipt by the Trustee of a Waiver Request (a copy of which the Trustee shall promptly provide to the Rating Agencies), all Series 1997-2 Principal Allocations and any proceeds from any Increase allocated pursuant to Section 3.2(a)(ii), other than amounts to be deposited into the Series 1997-2 Distribution Account pursuant to Section 2.2 hereof (collectively, the "Designated Amounts") from the date the Trustee receives a Waiver Request through the Consent Period Expiration Date will be held by the Trustee in the Series 1997-2 Collection Account for ratable distribution as described below.

                  Within ten (10) Business Days after the Trustee receives a Waiver Request, the Trustee shall furnish notice thereof to the Series 1997-2 Noteholders, which notice shall be accompanied by a form of consent (each a "Consent") in the form of Exhibit B by which the Series 1997-2 Noteholders may, on or before the Consent Period Expiration Date, consent to waiver of the applicable Series 1997-2 Maximum Amount. If the Trustee receives Consents from the Requisite Noteholders agreeing to waiver of the applicable Series 1997-2 Maximum Amount within forty-five (45) days after the Trustee notifies the Series 1997-2 Noteholders of a Waiver Request (the day on which such forty-five
(45) day period expires, the "Consent Period Expiration Date"), (i) the applicable

Series 1997-2 Maximum Amount shall be deemed waived by the consenting Series 1997-2 Noteholders, (ii) the Trustee will distribute the Designated Amounts as set forth below and (iii) the Trustee shall promptly (but in any event within two days) provide the Rating Agency with notice of such waiver. Any Series 1997-2 Noteholder from whom the Trustee has not received a Consent on or before the Consent Period Expiration Date will be deemed not to have consented to such waiver of the requirements of the applicable Series 1997-2 Maximum Amount.

                  If the Trustee receives Consents from the Requisite Noteholders on or before the Consent Period Expiration Date, then on the immediately following Distribution Date, the Trustee will pay the Designated Amounts as follows:

                           (i) to the non-consenting Series 1997-2 Noteholders, if any, pro rata up to the amount required to pay all Series 1997-2 Notes held by such non-consenting Series 1997-2 Noteholders in full; and

                           (ii) any remaining Designated Amounts to the Series 1997-2 Collection Account for distribution in accordance with clause
         (4) of Section 3.3(b)(i).

                  If the amounts paid pursuant to clause (i) of the preceding paragraph are insufficient to pay in full all non-consenting Series 1997-2 Noteholders, then on each day following such Distribution Date, the Administrator will allocate to the Series 1997-2 Collection Account on a daily basis all Designated Amounts collected on such day. On each following Distribution Date, the Trustee will withdraw a portion of such Designated Amounts from the Series 1997-2 Collection Account and deposit same in the Series 1997-2 Distribution Account for distribution as follows:

                           (a) to the non-consenting Series 1997-2 Noteholders, if any, pro rata an amount equal to the Designated Amounts in the Series 1997-2 Collection Account as of the applicable Determination Date up to the aggregate outstanding principal balance of the Series 1997-2 Notes held by the non-consenting Series 1997-2 Noteholders; and

                           (b) any remaining Designated Amounts after distribution of the amounts set forth in clause (a) above, to the Series 1997-2 Collection Account for distribution in accordance with clause (4) of Section 3.3(b)(i).

                  If the Requisite Noteholders do not timely consent to such waiver, the Designated Amounts will be re-allocated to the Series 1997-2 Collection Account for allocation and distribution in accordance with the terms of the Indenture and the Related Documents.

                  In the event that the Series 1997-2 Rapid Amortization Period shall commence after receipt by the Trustee of a Waiver Request, all such Designated Amount will thereafter be considered Principal Collections allocated to the Series 1997-2 Noteholders.

                                   ARTICLE VI

                          FORM OF SERIES 1997-2 NOTES

                  Section 6.1 Series 1997-2 Notes will be issued in fully registered form without interest coupons (the "Variable Funding Note"), substantially in the form set forth in Exhibit A hereto, with such legends as may be applicable thereto as set forth in the Base Indenture, and will be sold initially to AFC and shall be duly executed by AFC-II and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. The Variable Funding Note is not permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed except in compliance with the terms of the Base Indenture. The Variable Funding Note shall bear a face amount equal to the Series 1997-2 Maximum Invested Amount, and shall be initially issued in a principal amount equal to the Series 1997-2 Initial Invested Amount. The Trustee shall, or shall cause the Note Registrar to record any Increases or Decreases with respect to the Series 1997-2 Invested Amount such that the principal amount of the Series 1997-2 Notes Outstanding accurately reflects all such Increases and Decreases.

                                  ARTICLE VII

                                    GENERAL

                  Section 7.1  [RESERVED].

                  Section 7.2 Information. The Trustee shall provide to the Series 1997-2 Noteholders, or their designated agent, copies of all information furnished to the Trustee or AFC-II pursuant to the Related Documents, as such information relates to the Series 1997-2 Notes or the Series 1997-2 Collateral.

                  Section 7.3  [RESERVED].

                  Section 7.4 Exhibits. The following exhibits attached hereto supplement the exhibits included in the Indenture.

                  Exhibit A:  Form of Variable Funding Note
                  Exhibit B:  Form of Consent

                  Section 7.5 Ratification of Base Indenture. As supplemented by this Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.

                  Section 7.6 Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  Section 7.7 Governing Law. This Supplement shall be construed in accordance with the law of the State of New York without giving effect to the provisions thereof regarding conflicts of laws), and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

                  Section 7.8 Amendments. This Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture, provided that if, pursuant to the terms of the Base Indenture or this Supplement, the consent of the Required Noteholders is required for an amendment or modification of this Supplement, such requirement shall be satisfied if such amendment or modification is consented to by Noteholders representing more than 50% of the aggregate outstanding principal amount of the Series 1997-2 Notes affected thereby.

                  Section 7.9 Discharge of Indenture. Notwithstanding anything to the contrary contained in the Base Indenture, no discharge of the Indenture pursuant to Section 11.1(b) of the Base Indenture will be effective as to the Series 1997-2 Notes without the consent of the Required Noteholders.

                  Section 7.10 Notice to Rating Agencies. The Trustee shall provide to each Rating Agency a copy of each notice delivered to, or required to be provided by, the Trustee pursuant to this Supplement, any other Related Document or any CP Program Document.

                  Section 7.11 Series 1997-2 Letter of Credit. The Trustee hereby appoints the Collateral Agent to act as custodian with respect to the Series 1997-2 Letter of Credit for the benefit of the Trustee. Notwithstanding the foregoing, the Trustee shall retain all of the rights thereof under the Series 1997-2 Letter of Credit as set forth therein.

                  Section 7.12 Series 1997-2 Required Non-Program Enhancement Percentage. AFC-II agrees that it will not make any Loan under any Loan Agreement to finance the acquisition of any Vehicle by AESOP Leasing, AESOP Leasing II or ARAC, as the case may be, if, after giving effect to the making of such Loan, the acquisition of such Vehicle and the inclusion of such Vehicle under the relevant Lease, the Series 1997-2 Required Non-Program Enhancement Percentage would exceed 25.0%.

                  IN WITNESS WHEREOF, AFC-II and the Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                 AESOP FUNDING II L.L.C.

                                 By:
                                    --------------------------------
                                     Name:
                                     Title:


                                 HARRIS TRUST AND SAVINGS BANK,
                                   as Trustee

                                 By:
                                    --------------------------------
                                     Name:
                                     Title:

                                                                      EXHIBIT A
                                                                             TO
                                                       SERIES 1997-2 SUPPLEMENT


                            AESOP FUNDING II L.L.C.

                         FORM OF VARIABLE FUNDING NOTE

                         FLOATING RATE RENTAL CAR ASSET
                         BACKED VARIABLE FUNDING NOTES

                  AESOP FUNDING II, a Delaware limited liability company (herein referred to as the "Company"), for value received, hereby promises to pay to AESOP Funding Corp., a Delaware corporation, or registered assigns, the
principal sum of [    ] MILLION DOLLARS, which amount shall be payable in the
amounts and at the times set forth in the Indenture, provided, however, that the entire unpaid principal amount of this Variable Funding Note shall be due on the Series 1997-2 Termination Date. The Company will pay interest on this Variable Funding Note at the Series 1997-2 Note Rate. Such interest shall be payable on each Distribution Date until the principal of this Variable Funding
Note is paid or made available for payment, to the extent funds will be available from Interest Collections allocable to the Series 1997-2 Notes processed from but not including the preceding Distribution Date through each such Distribution Date in respect of (x) first, an amount equal to interest accrued for the related Series 1997-2 Interest Period ending on the day preceding such Distribution Date which will be equal to the product of (i) the Series 1997-2 Note Rate for the related Series 1997-2 Interest Period ending on the day preceding such Distribution Date, (ii) the average daily Series 1997-2 Invested Amount during such Series 1997-2 Interest Period, and (iii) the actual number of days elapsed in the Series 1997-2 Interest Period divided by 360, and
(y) then, an amount equal to the amount of any unpaid Deficiency Amounts, as defined in the Indenture, as of the preceding Distribution Date (together with any accrued interest on such Deficiency Amounts). The principal amount of this Variable Funding Note shall be subject to Increases and Decreases on any Business Day, and accordingly, such principal amount is subject to prepayment at any time. Notwithstanding the foregoing, prior to the Series 1997-2 Termination Date and unless an Amortization Event shall have occurred, only interest payments on the outstanding principal amount of the Variable Funding Note are required to be made to the holder hereof. Beginning on the first Distribution Date following the occurrence of an Amortization Event, sub-ject to Decreases on any Business Day, the principal of this Variable Funding Note shall be paid in installments on each subsequent Distribution Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Variable Funding Note shall be paid in the manner specified on the reverse hereof.

                  The principal of and interest on this Variable Funding Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Company with respect to this Variable Funding Note shall be applied first to interest due and payable on this Variable Funding Note as provided above and then to the unpaid principal of this Variable Funding Note. This Variable Funding Note does not represent an interest in, or an obligation of, AESOP Leasing Corp., AESOP Leasing, AESOP Leasing II, ARC, ARAC, or any affiliate of AESOP Leasing Corp., AESOP Leasing, AESOP Leasing II, ARC or ARAC other than the Company.

                  Reference is made to the further provisions of this Variable Funding Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Variable Funding Note. Although a summary of certain provisions of the Indenture are set forth below and on the reverse hereof and made a part hereof, this Variable Funding Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of AESOP Leasing, AESOP Leasing II and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: Harris Trust and Savings Bank, 311 Monroe Street, 12th Floor, Chicago, Illinois 60606,
Attention: Corporate Trust Officer. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture.

                  Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Variable Funding Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.


Date: ______________                        AESOP FUNDING II L.L.C.


                                            By:
                                               --------------------------------
                                                Name:
                                                Title:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Series 1997-2 Notes of a series issued under the within-mentioned Indenture.

                                            HARRIS TRUST AND SAVINGS BANK,
                                              as Trustee


                                            By:
                                               --------------------------------
                                                     Authorized Signature

                        REVERSE OF VARIABLE FUNDING NOTE


                  This Variable Funding Note is one of a duly authorized issue of Series 1997-2 Notes of the Company, designated as its Floating Rate Rental Car Asset Backed Variable Funding Notes (herein called the "Series 1997-2 Notes"), all issued under (i) an Amended and Restated Base Indenture dated as of July 30, 1997 (such Base Indenture, as amended or modified, is herein called the "Base Indenture"), between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee", which term includes any successor Trustee under the Base Indenture), and (ii) a Series 1997-2 Supplement dated as of July 30, 1997 (the "Series 1997-2 Supplement") between the Company and the Trustee. The Base Indenture and the Series 1997-2 Supplement are referred to herein as the "Indenture". The Series 1997-2 Notes are subject to all terms of the Indenture. All terms used in this Variable Funding Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

                  The Series 1997-2 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture and the Series 1997-2 Supplement.

                  "Distribution Date" means the 20th day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing August 20, 1997.

                  As described above, principal of this Series 1997-2 Note shall be payable in the amounts and at the times set forth in the Indenture, provided, however, the entire unpaid principal amount of this Variable Funding Note shall be due and payable on the Series 1997-2 Termination Date. Notwithstanding the foregoing, if an Amortization Event, Liquidation Event of Default, Waiver Event or Series 1997-2 Limited Liquidation Event of Default shall have occurred and be continuing then, in certain circumstances, principal on the Series 1997-2 Notes may be paid earlier, as described in the Indenture. All principal payments on the Series 1997-2 Notes shall be made pro rata to the Noteholders entitled thereto.

                  Payments of interest on this Variable Funding Note due and payable on each Distribution Date, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Variable Funding Note, shall be made by wire transfer to the Holder of record of this Variable Funding Note (or one or more predecessor Series 1997-2 Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Variable Funding Note (or any one or more predecessor Series 1997-2 Notes) effected by any payments made in accordance with the terms hereof and of the Indenture shall be binding upon all future Holders of this Variable Funding Note and of any Variable Funding Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.

                  The Company shall pay interest on overdue installments of interest at the Series 1997-2 Note Rate to the extent lawful.

                  As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Variable Funding Note may be registered on the Note Register upon surrender of this Variable Funding Note for registration of transfer at the office or agency designated by the Company pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Trustee may reasonably require, and thereupon one or more new Series 1997-2 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Variable Funding Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

                  Each Noteholder, by acceptance of a Variable Funding Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Company, Original AESOP, AESOP Leasing, AESOP Leasing II, ARC, ARAC, or the Trustee on the Series 1997-2 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Trustee, Original AESOP, AESOP Leasing, AESOP Leasing II, ARC or ARAC in its individual capacity, (ii) any owner of a beneficial interest in the Company or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Trustee, Original AESOP, AESOP Leasing, AESOP Leasing II, ARC or ARAC in its individual capacity, any holder of a beneficial interest in the Company, Original AESOP, AESOP Leasing, AESOP Leasing II or the Trustee or of any successor or assign of Original AESOP, AESOP Leasing, AESOP Leasing II or the Trustee in its individual capacity, except (a) as any such Person may have expressly agreed and (b) any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company for any and all liabilities, obligations and undertakings contained in the Indenture or in this Variable Funding Note, subject to Section 13.18 of the Base Indenture.

                  Each Noteholder, by acceptance of a Note, covenants and agrees that by accepting the benefits of the Indenture that such Noteholder will not, for a period of one year and one day following payment in full of all Notes institute against the Company, or join in any institution against the Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Related Documents.

                  Prior to the due presentment for registration of transfer of this Variable Funding Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Variable Funding Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Variable Funding Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  It is the intent of the Company and each Noteholder that, for Federal, state and local income and franchise tax purposes only, the Series 1997-2 Notes will evidence indebtedness of the Company secured by the Series 1997-2 Collateral. Each Noteholder, by the acceptance of this Variable Funding Note, agrees to treat this Variable Funding Note for Federal, state and local income and franchise tax purposes as indebtedness of the Company.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Series 1997-2 Notes under the Indenture at any time by the Company with the consent of the Holders of Series 1997-2 Notes representing more than 50% in principal amount of the aggregate outstanding amount of the Series 1997-2 Notes which are affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of Series 1997-2 Notes representing specified percentages of the aggregate outstanding amount of the Series 1997-2 Notes, on behalf of the Holders of all the Series 1997-2 Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Variable Funding Note (or any one or more predecessor Series 1997-2 Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Variable Funding Note and of any Variable Funding Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Variable Funding Note. The Indenture also permits the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Series 1997-2 Notes issued thereunder.

                  The term "Company" as used in this Variable Funding Note includes any successor to the Company under the Indenture.

                  The Series 1997-2 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

                  This Variable Funding Note and the Indenture shall be construed in accordance with the law of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such law.

                  No reference herein to the Indenture and no provision of this Variable Funding Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Variable Funding Note at the times, place, and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes.

                                   ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee

______________________________

                  FOR VALUE RECEIVED, the undersigned hereby
sells, assigns and transfers unto ____________________________________________
______________________________________________________________________________
                         (name and address of assignee)

the within Variable Funding Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________, attorney, to transfer said Variable Funding Note on the books kent for registration thereof, with full power of substitution in the premises.



Dated: ______________                                __________________________*
                                                     Signature Guaranteed:

_____________________                                ___________________________

-------------
* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                      EXHIBIT B
                                                                             TO
                                                       SERIES 1997-2 SUPPLEMENT


                                FORM OF CONSENT


Harris Trust and Savings Bank,
as Trustee
311 West Monroe Street, 12th Floor
Chicago, Illinois 60606
Attn:  Indenture Trust Administration


AESOP Funding II L.L.C.
c/o Lord Securities Corporation
Two Wall Street
New York, New York 10005
Attn: Andrew L. Stidd

                  This Consent is delivered pursuant to the Waiver Request dated ____________, 19__ (the "Notice") and the Series 1997-2 Supplement, dated as of July 30, 1997 (as amended, modified or supplemented from time to time, the "Series 1997-2 Supplement") between AESOP Funding II L.L.C., a Delaware limited liability company ("AFC-II"), and Harris Trust and Savings Bank, an Illinois banking corporation, as Trustee ("Trustee"). Terms used herein have the meaning provided in the Series 1997-2 Supplement.

                  Pursuant to Article 5 of the Series 1997-2 Supplement, the Trustee has delivered a Notice indicating that [choose which applies] [(i) the Manufacturer Program[s] of [name of Manufacturer] [is/are] no longer [an] Eligible Manufacturer Program[s] and that, as a result, the Series 1997-2 Maximum Non-Program Vehicle Amount is or will be exceeded [or (ii) that the Lessees, the Borrower and AFC-II have determined to increase [the Series 1997-2 Maximum Non-Program Vehicle Amount] [the Series 1997-2 Maximum Financed Vehicle Amount] [the Series 1997-2 Maximum Mazda Amount] [the Series 1997-2 Maximum Mitsubishi Amount][the Series 1997-2 Maximum Subaru/Hyundai/Suzuki Amount][the Series 1997-2 Maximum Non-Eligible Manufacturer Amount]]. The undersigned hereby waives all requirements that the [Series 1997-2

Maximum Non-Program Vehicle Amount] [Series 1997-2 Maximum Financed Vehicle Amount] [the Series 1997-2 Maximum Mazda Amount][the Series 1997-2 Maximum Mitsubishi Amount][the Series 1997-2 Maximum Subaru/Hyundai/Suzuki Amount] [Series 1997-2 Maximum Non-Eligible Manufacturer Amount] not be exceeded for all purposes of the Indenture and the Series 1997-2 Supplement. The undersigned understands that this Consent will only be effective if the Trustee receives Consents from Noteholders representing not less than 25% of the aggregate unpaid principal amount of the Series 1997-2 Notes on or before ______________ 19__.

                  The undersigned hereby represents and warrants that it is the beneficial owner of $__________ in principal amount of Series 1997-2 Notes.


                                            [Name]



                                            By:
                                               --------------------------------
                                                Name:
                                                Title:



                                      B-2